UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Churchill Capital Corp III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

______________________

Churchill Capital Corp III

(Exact name of registrant as specified in its charter)

______________________

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant	CCXX.U	New York Stock Exchange

Shares of Class A common Stock	CCXX	New York Stock Exchange

Warrants	CCXX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on July 12, 2020, Churchill Capital Corp III (“Churchill”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Churchill, Music Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill (“First Merger Sub”), Music Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Churchill (“Second Merger Sub”), Polaris Parent Corp., a Delaware corporation (“MultiPlan Parent”), and Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which, (i) First Merger Sub will merge with and into MultiPlan Parent with MultiPlan Parent being the surviving corporation in the merger (the “First Merger”) and (ii) Second Merger Sub will merge with and into the surviving corporation with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The Transactions are expected to be consummated after receipt of the required approval by the stockholders of Churchill and the satisfaction of certain other conditions.

Item 7.01	Regulation FD Disclosure.

On August 17, 2020, MultiPlan Parent released (i) unaudited condensed consolidated financial statements as of December 31, 2019 and June 30, 2020 and for the six month periods ended June 30, 2019 and June 30, 2020, and (ii) the related management’s discussion and analysis of financial condition and results of operations for the six months ended June 30, 2019 and June 30, 2020. The information released is attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated by reference herein.

Additionally, on August 17, 2020, Churchill released certain unaudited pro forma condensed combined financial information with respect to the Transactions for the six months ended June 30, 2020 and the twelve months ended December 31, 2019. The information released is attached hereto as Exhibit 99.3 and incorporated by reference herein

Also on August 17, 2020, Churchill issued a press release (the “Press Release”). The Press Release is attached hereto as Exhibit 99.4 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Churchill under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	MultiPlan Parent’s unaudited condensed consolidated financial statements of Polaris Parent Corp. as of December 31, 2019 and June 30, 2020 and for the six month periods ended June 30, 2019 and June 30, 2020.

99.2	MultiPlan Parent’s management’s discussion and analysis of financial condition and results of operations.

99.3	Unaudited pro forma condensed combined financial information with respect to the Transactions as of June 30, 2020 and for the six months ended June 30, 2020 and the twelve months ended December 31, 2019.

99.4	Press Release of Churchill Capital Corp III, dated August 17, 2020.

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Churchill Capital Corp III (“Churchill”), MultiPlan (which, for purposes of this communication, refers to Polaris Parent Corp. and its consolidated subsidiaries, unless the context otherwise requires) or the combined company after completion of the business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Transactions due to the failure to obtain approval of the stockholders of Churchill or other conditions to closing in the Merger Agreement; the ability to meet applicable listing standards following the consummation of the Transactions; the risk that the proposed transaction disrupts current plans and operations of MultiPlan as a result of the announcement and consummation of the Transactions; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the proposed business combination; changes in applicable laws or regulations; the possibility that Churchill, MultiPlan or the combined company may be adversely affected by other political, economic, business, and/or competitive factors; the impact of COVID-19 and its related effects on Churchill, MultiPlan or the combined company’s projected results of operations, financial performance or other financial metrics; the ability to achieve the goals of MultiPlan’s enhance / extend / expand strategy and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; pending or potential litigation associated with the proposed business combination; and other risks and uncertainties indicated from time to time in the preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 31, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed with SEC by Churchill. Forward-looking statements speak only as of the date made and, except as required by law, Churchill and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law.  In particular, this communication is not an offer of securities for sale into the United States.  No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill filed a preliminary proxy statement with the SEC on July 31, 2020. Churchill intends to file other relevant material, including a definitive proxy statement with the SEC. Stockholders are urged to read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, and any other documents filed with the SEC in connection with the proposed business combination or incorporated by reference in the preliminary proxy statement or the definitive proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill in favor of the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill in connection with the proposed business combination is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill’s executive officers and directors in Churchill’s filings with the SEC, including Churchill’s final prospectus for its initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp III
Dated: August 17, 2020
	By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer

Exhibit 99.1

Polaris Parent Corp.

Unaudited Condensed Consolidated Balance Sheets
($ in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$178,860	$21,825
Trade accounts receivable, net	54,004	77,071
Prepaid expenses and other current assets	3,456	5,032
Prepaid software and maintenance	8,616	9,556
Prepaid taxes	7,686	2,130
Total current assets	252,622	115,614
Property and equipment, net	182,011	177,992
Operating lease right-of-use asset	25,887	29,998
Goodwill	4,142,013	4,142,013
Client relationships intangible, net	2,998,649	3,135,782
Provider network intangible, net	653,667	683,561
Other intangibles, net	67,300	67,300
Other assets	11,040	8,151
Total assets	$8,333,189	$8,360,411
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,352	$9,565
Accrued interest	17,895	17,966
Operating lease obligation	9,649	9,521
Accrued compensation	22,855	26,311
Accrued legal	9,835	10,038
Accrued administrative fees	3,345	3,861
Other accrued expenses	11,526	8,524
Total current liabilities	83,457	85,786
Long-term debt	5,406,138	5,397,122
Operating lease obligation	18,635	23,086
Deferred income taxes	861,309	869,199
Total liabilities	6,369,539	6,375,193
Shareholders’ equity:
Shareholder interests
Shareholder shares par value $0.001, 1,000 shares authorized
(500 Series A and 500 Series B), issued and outstanding 5 shares of Series A and 5 shares of Series B as of June 30, 2020 and December 31, 2019	—	—
Contributed capital	1,384,928	1,347,656
Retained earnings	578,722	637,562
Shareholders’ equity	1,963,650	1,985,218
Total liabilities and shareholders’ equity	$8,333,189	$8,360,411

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

1

Polaris Parent Corp.

Unaudited Condensed Consolidated Statements of Loss and Comprehensive Loss
($ in thousands, except share and per share data)

	Six Months Ended June 30,
	2020	2019
Revenues	$458,902	$490,677
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	96,579	75,132
General and administrative expenses	57,767	36,527
Depreciation	29,641	27,570
Amortization of intangible assets	167,027	167,027
Total expenses	351,014	306,256
Operating income	107,888	184,421
Interest expense	177,015	193,192
Interest income	(148)	(79)
Net loss before income taxes	(68,979)	(8,692)
Benefit for income taxes	(10,139)	(1,196)
Loss from continuing operations	(58,840)	(7,496)
Net loss	(58,840)	(7,496)
Weighted average shares outstanding – Basic and Diluted:	10	10
Net loss per share – Basic and Diluted:	$(5,884,000)	$(749,600)
Comprehensive loss	(58,840)	(7,496)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

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Polaris Parent Corp.

Unaudited Condensed Consolidated Statements of Shareholders’ Equity
($ in thousands, except share data)

	Common Stock Shares	Common Stock Amount	Contributed Capital	Retained Earnings (Accumulated Losses)	Total
Balance as of January 1, 2019	10	$—	$1,362,536	$627,852	1,990,388
Class B Unit expense	—	—	(4,630)	—	(4,630)
Net loss	—	—	—	(7,496)	(7,496)
Balance as of June 30, 2019	10	$—	$1,357,906	$620,356	$1,978,262
Balance as of January 1, 2020	10	$—	$1,347,656	$637,562	1,985,218
Class B Unit expense	—	—	37,272	—	37,272
Net loss	—	—	—	(58,840)	(58,840)
Balance as of June 30, 2020	10	$—	$1,384,928	$578,722	$1,963,650

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

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Polaris Parent Corp.

Unaudited Condensed Consolidated Statements of Cash Flows
($ in thousands)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Operating activities:
Net loss	$(58,840)	$(7,496)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	29,641	27,570
Amortization of intangible assets	167,027	167,027
Amortization of the right-of-use asset	4,111	2,551
Amortization of debt issuance costs	8,153	5,640
Stock-based compensation	37,272	(4,630)
Deferred tax benefit	(7,890)	(37,634)
Non-cash interest costs	945	970
Loss on disposal of property and equipment	101	130
Changes in assets and liabilities, net of acquired balances:
Accounts receivable, net	23,067	263
Prepaid expenses and other assets	(474)	18,978
Prepaid taxes	(5,556)	(15,833)
Operating lease obligation	(4,323)	(2,455)
Accounts payable and accrued expenses and other	(1,367)	(14,243)
Net cash provided by operating activities	191,867	140,838
Investing activities:
Purchases of property and equipment	(34,866)	(33,696)
Net cash used in investing activities	(34,866)	(33,696)
Financing activities:
Repayments of long term debt	—	(100,000)
Borrowings on revolving credit facility	98,000	—
Repayment of revolving credit facility	(98,000)	—
Borrowings (payments) on capital leases, net	34	(87)
Net cash provided by (used in) financing activities	34	(100,087)
Net change in cash and cash equivalents	157,035	7,055
Cash and cash equivalents at beginning of period	21,825	5,014
Cash and cash equivalents at end of period	$178,860	$12,069
Noncash investing and financing activities:
Purchases of property, plant and equipment not yet paid	$2,664	$3,188
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$467	$2,436
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(167,836)	$(185,864)
Income taxes, net of refunds	$(3,407)	$(52,727)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

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Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

1.   General Information and Basis of Accounting

General Information

We are a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry. Polaris Parent Corp. and its subsidiaries (the “Company”), through its operating subsidiary, MultiPlan, Inc., offers these solutions nationally through its Analytics-Based Services, which reduce medical cost through means other than contracted provider discounts and include Fee Negotiation and Medical Reimbursement Analysis Services, its Network-Based Services, which reduce medical cost through contracted discounts with healthcare providers and include one of the largest independent preferred provider organizations in the United States, and its Payment Integrity Services, which reduce medical cost by identifying and removing improper, unnecessary and excessive charges before claims are paid. We are a technology-enabled service provider and transaction processor and do not deliver health care services, bear insurance risk, underwrite risk, provide or manage healthcare services, provide care or care management, or adjudicate or pay claims.

Our customers include large national insurance companies, Blues Cross and Blue Shield plans, provider-sponsored health plans, third party administrators, bill review companies, Taft-Hartley plans and other entities that pay medical bills in the commercial healthcare, government, workers’ compensation, auto medical and dental markets (collectively, “payors”). We offer these payors a single electronic gateway to a highly-integrated and comprehensive set of services in each of the three categories (Analytics-Based Services, Network-Based Services, and Payment Integrity Services — see descriptions below), which are used in combination or individually to reduce the medical cost burden on healthcare payors and patients while fostering efficient payment to the providers. For the year ended December 31, 2019, our expansive network included access to over 1,200,000 healthcare providers.

Payors generally aim to pay provider claims at a discount to reduce cost, and to eliminate any improperly billed charges before payment is made. Our Analytics-Based Services discount claims using data-driven negotiation and/or pricing methodologies to support payments to providers with whom contractual discounts are not possible and are generally priced based on a percentage of savings achieved. Our Network-Based Services offer payors a broad network of discounted rates for providers with whom payors do not have a contractual relationship, and are priced based on either a percentage of savings achieved or at a per employee/member per month fee. Our Payment Integrity Services use data, technology and clinical expertise to assist payors in identifying improper, unnecessary and excessive charges before claims are paid. Payment Integrity Services are generally priced based on a percentage of savings achieved.

Basis of Presentation and Consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, certain information and disclosures required by GAAP for completed consolidated financial statements are not included herein. The interim financial statements include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of operations for the periods shown. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements of Polaris Parent Corp. as of and for the year ended December 31, 2019 and the notes related thereto. The unaudited condensed consolidated financial statements include the accounts of all subsidiaries, all of which are wholly owned.

Summary of Significant Accounting Policies

Use of Estimates

The COVID-19 pandemic (“COVID-19”) has negatively impacted our business, results of operations and financial condition. Effects from COVID-19 began to impact our business in first quarter 2020 with

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Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

various federal, state, and local governments and private entities mandating restrictions on travel, restrictions on public gatherings, closure of non-essential commerce, and shelter in place orders. The Company has experienced a 15.8% decline in revenue during second quarter of 2020 compared to the second quarter of 2019 due to reduced volume from customers as a result of restrictions on elective medical procedures and non-essential medical services. The extent of the ultimate impact will depend on the severity and duration of the pandemic, for example future developments that are highly uncertain, including results of new information that may emerge concerning COVID-19 and any actions taken by federal, state and local governments to contain or treat COVID-19, as well as U.S. and global economies and consumer behavior and health care utilization patterns. See Note 3 “Term Loans and Revolver” for discussion of our precautionary measure to ensure our cash flow requirements were met and Note 5 “Income Taxes” for discussion on the impact of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

These unaudited condensed consolidated financial statements presented herein reflect the latest estimates and assumptions made by management that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. The Company believes it has used reasonable estimates and assumptions to assess the fair values of goodwill, long-lived assets and indefinite-lived intangible assets; assessment of the annual effective tax rate; valuation of deferred income taxes and the allowance for doubtful accounts. Actual results may differ from these estimates and assumptions.

Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and regularly reviewed by the chief operating decision maker. The Company manages its operations as a single segment for the purposes of assessing performance and making decisions. The Company’s singular focus is being a value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry.

In addition, all of the Company’s revenue and long-lived assets are attributable to operations in the United States for all periods presented.

Revenue Recognition

Disaggregation of Revenue

The following table presents net sales disaggregated by services and contract types:

	Six Months Ended June 30,
($ in thousands)	2020	2019
Revenues
Network Services	$135,126	$162,761
Percentage of Savings	103,407	129,722
PEPM	27,870	29,070
Other	3,849	3,969
Analytic-Based Services	274,096	274,798
Percentage of Savings	273,308	274,525
PEPM	788	273
Payment Integrity Services	49,680	53,118
Percentage of Savings	49,636	53,076
PEPM	44	42
Total Revenues	$458,902	$490,677

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Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

Due to the nature of our arrangements, certain estimates may be constrained if it is probable that a significant reversal of revenue will occur when the uncertainty is resolved. For our percentage of savings contracts, portions of revenue that is recognized and collected in a reporting period may be returned or credited in subsequent periods. These credits are the result of payers not utilizing the discounts that were initially calculated, or differences between the Company’s estimates of savings achieved for a customer and the amounts self-reported in the following month by that same customer. Significant judgment is used in constraining estimates of variable consideration, and based upon both client-specific and aggregated factors that include historical billing and adjustment data, client contract terms, and performance guarantees. We update our estimates at the end of each reporting period as additional information becomes available. There have not been any material changes to estimates of variable consideration for performance obligations satisfied prior to the six months ended June 30, 2020.

The timing of payments from customers from time to time generates contract assets or contract liabilities, however these amounts are immaterial in all periods presented.

Recently Adopted Accounting Standards

In 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments including subsequent amendments to the initial guidance: ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, ASU 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments — Credit Losses. Accounting Standards Codification (“ASC”) 326 and related amendments require credit losses on financial instruments measured at amortized cost basis to be presented at the net amount expected to be collected, replacing the current incurred loss approach with an expected loss methodology that is referred to as the Current Expected Credit Loss. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. We adopted this standard on January 1, 2020, using a modified retrospective approach. Our financial instruments in the scope of the new standard consist primarily of trade receivables. The allowance for credit losses was $0.4 million as of June 30, 2020 and December 31, 2019. There were no material write offs charged or increases to the allowance for credit losses during the six months ended June 30, 2020. The adoption of ASC 326 had no material impact on our unaudited condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other — Internal-Use Software (Subtopic 350-40) — Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU addresses a customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). We adopted this new accounting standard as of January 1, 2020 on a prospective basis. The adoption of this ASU did not have a material impact on our unaudited condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Change to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying and adding certain disclosures. This ASU is effective for annual reporting periods beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. We adopted this guidance on January 1, 2020 and it had no material impact on our unaudited condensed consolidated financial statements.

New Accounting Pronouncements Issued but Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by eliminating

7

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

certain exceptions to the guidance in ASC 740 related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The standard also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this Update provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard is effective for all entities as of March 12, 2020 through December 31, 2022. Early adoption is permitted. The Company has a term loan and a revolving credit loan for which the interest rates are indexed on the London InterBank Offered Rate and as a result is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

On August 5, 2020, the FASB issued ASU 2020-06, Debt — Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption is permitted. As a result of the transactions described in Note 10 “Subsequent Events”, the Company will evaluate the effect that implementation of the standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

2.   Long-Term Debt

As of June 30, 2020 and December 31, 2019, long-term debt consisted of the following:

($ in thousands)	June 30, 2020	December 31, 2019
Term Loan G	$2,710,000	$2,710,000
Notes due 2024	1,560,000	1,560,000
Senior PIK Toggle Notes	1,178,727	1,178,727
Finance lease obligations	120	101
Long-term debt	5,448,847	5,448,828
Premium – Notes due 2024	9,302	10,327
Discount – Term Loan G	(5,369)	(6,195)
Discount – Senior PIK Toggle Notes	(6,292)	(7,436)
Debt issuance costs, net:
Term Loan G	(13,679)	(18,332)
Notes Due 2024	(19,452)	(21,539)
Senior PIK Toggle Notes	(7,219)	(8,531)
Long- term debt, net	$5,406,138	$5,397,122

3.   Term Loans and Revolver

The interest rate in effect for the Company’s term loan due and payable June 7, 2023 (“Term Loan G”) was 3.75% and 5.08% as of June 30, 2020 and June 30, 2019, respectively. Interest expense was $60.8 million and $75.5 million for the six month periods ended

8

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2020 and 2019, respectively. These amounts are included in interest expense in the accompanying unaudited condensed consolidated statements of loss and comprehensive loss.

On March 19, 2020 the Company activated $98.0 million of its $100.0 million revolving credit facility (“Revolver G”)as a precautionary measure due to the uncertainty of COVID-19. The revolver and associated interest was repaid on June 25, 2020. On July 2, 2020 the Company, the administrative agent and the revolving credit lenders have agreed to amend the revolving credit maturity date to June 7, 2023, or September 1, 2022 should the aggregate principal outstanding on the 8.500%/9.250% Senior PIK Toggle Notes due 2022 (the “Senior PIK Toggle Notes”) exceed $300 million on September 1, 2022. Interest on Revolver G for the six months ended June 30, 2020 was $1.2 million. This amount is included in interest expense in the accompanying unaudited condensed consolidated statements of loss and comprehensive loss.

During the six months ended June 30, 2020, a correcting adjustment of $2.3 million was made to increase interest expense to account for acceleration of debt issuance cost due to principal prepayments made on the term loan in years 2017, 2018 and 2019. The adjustment was not material to the current period or historical period financial statements.

Debt Covenants and Events of Default

The Company is subject to certain affirmative and negative debt covenants under Term Loan G, the Notes due 2024, and the Senior PIK Toggle Notes that limit the Company and its subsidiaries’ ability to engage in specified types of transactions.

In addition, solely with respect to Revolver G, the Company is required to maintain a consolidated first lien debt to consolidated EBITDA ratio no greater than 7.60 to 1.00. As of June 30, 2020 and December 31, 2019 the Company was in compliance with all of the debt covenants.

4.   Fair Value Measurements

Fair value measurements are based on the premise that fair value represents an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the following three-tier fair value hierarchy has been used in determining the inputs used in measuring fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities on the reporting date.

•	Level 2 — Inputs, other than quoted prices in active markets (Level 1), that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Unobservable inputs in which there is little or no market data, which require the entity to develop its own assumptions

Financial instruments

Certain financial instruments which are not measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable and accounts payable, which approximate fair value due to their short-term nature. The financial instrument that potentially subjects the Company to concentrations of credit risk consists primarily of accounts receivable. The Company’s accounts receivable are spread over a large customer base and various product lines that the Company offers.

We estimate the fair value of long-term debt, including current maturities of finance lease obligations using present value techniques that are significantly affected by the assumptions used concerning the amount and timing of estimated future cash flows and discount rates that reflect varying degrees of risk. Assumptions include interest rates currently available for instruments with similar terms as well as the five,

9

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

seven, and eight-year Treasury bill rates. As such, this is considered a Level 2 fair value measurement. As of June 30, 2020 and December 31, 2019, the Company’s carrying amount and fair value of long-term debt consisted of the following:

	June 30, 2020		December 31, 2019
($ in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities:
Notes due 2024, net of premium	$1,569,302	$1,616,422	$1,570,327	$1,544,976
Term Loan G, net of discount	2,704,631	2,791,844	2,703,805	2,769,645
Senior PIK Toggle Notes, net of discount	1,172,435	1,226,416	1,171,291	1,191,694
Finance lease obligations	120	120	101	101
Total Liabilities	$5,446,488	$5,634,802	$5,445,524	$5,506,416

Recurring fair value measurements

We measure our 2016 Class B Unit Incentive Plan at fair market value on a recurring basis. The fair value of the Plan was determined based on significant inputs not observable in the market which would represent a level 3 measurement within the fair value hierarchy. The Company uses a Monte Carlo simulation to estimate the fair value of the stock-based compensation awards. See Note 7 “Stock-Based Compensation” for further information including details of our unobservable assumptions.

Non-recurring fair value measurements

We also measure certain non-financial assets at fair value on a nonrecurring basis, primarily goodwill and long-lived tangible and intangible assets, in connection with periodic evaluations for potential impairment. We estimate the fair value of these assets using primarily unobservable inputs and, as such, these are considered Level 3 fair value measurements. There were no material impairment charges for these assets as of June 30, 2020 or December 31, 2019.

5.   Income Taxes

The pre-tax loss during the six month period ended June 30, 2020 of $69.0 million generated an income tax benefit of $10.1 million. The pre-tax loss during the six month period ended June 30, 2019 of $8.7 million generated an income tax benefit of $1.2 million. The Company’s effective tax rate differed from the statutory rate primarily due to state taxes and stock-based compensation expense.

The CARES Act, was signed into law on March 27, 2020. The law features tax relief measures for businesses including a change in Section 163(j) interest deduction limitation increasing the adjusted taxable income limitation from 30% to 50% retroactively to tax years beginning on or after January 1, 2019. The provision also allows the taxpayer to elect to use its 2019 adjusted taxable income for its 2020 limitation. As a result of these changes, the Company recorded a $32.4 million increase to its deferred income tax liability in the first quarter to account for the retroactive change to the tax law applicable to the Company’s year ended December 31, 2019. The CARES Act had additional impacts to the 2019 tax year, however, they do not have a material impact to the Company’s 2019 income tax provision.

Various regulatory tax authorities periodically examine the Company’s and its subsidiaries’ tax returns. Tax years December 2016 through 2019 are open for Federal examination. The Company was notified by the IRS during the fourth quarter of 2019, that the Company’s 2017 tax return was selected for audit. The audit commenced during the first quarter of 2020 and is still in progress. Tax years 2015 through 2019 are still open for examination related to income taxes to various state taxing authorities.

6.   Commitments and Contingencies

Commitments

The Company has certain irrevocable letters of credit that reduced the capacity of Revolver G by $1.8 million as of June 30, 2020 and December 31, 2019.

10

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

Claims and Litigation

The Company is a party to certain claims and litigation in the ordinary course of business. The Company is not involved in any claims or legal proceedings that it believes will result, individually, or in the aggregate, in a material adverse effect upon our financial condition or results of operations, or cash flows. We accrue for costs associated with certain contingencies, including, but not limited to, settlement of legal proceedings, regulatory compliance matters and self-insurance exposures when such costs are probable and reasonably estimable. Such accruals are included in other accrued expenses on the accompanying unaudited condensed consolidated balance sheet. In addition, we accrue for legal fees incurred in defense of asserted litigation and regulatory matters as such legal fees are incurred. To the extent it is probable under our existing insurance coverage that we are able to recover losses and legal fees related to contingencies, we record such recoveries concurrently with the accrual of the related loss or legal fees. Significant management judgment is required to estimate the amounts of such contingent liabilities and the related insurance recoveries. In our determination of the probability and ability to estimate contingent liabilities and related insurance recoveries we consider the following: litigation exposure based on currently available information, consultations with external legal counsel, adequacy and applicability of existing insurance coverage, and other pertinent facts and circumstances regarding the contingency. Liabilities established to provide for contingencies are adjusted as further information develops, circumstances change, or contingences are resolved; and such changes are recorded in the accompanying unaudited condensed consolidated statement of income and comprehensive income during the period of the change and appropriately reflected in other accrued liabilities in the accompanying unaudited condensed consolidated balance sheets.

7.   Stock-Based Compensation

Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”) established an incentive plan effective June 7, 2016 (the “Polaris Plan”). The purpose of the Polaris Plan is to provide a means through which Holdings may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (“Participants”) can acquire and maintain an equity interest in Holdings, thereby strengthening their commitment to the welfare of Holdings and its subsidiaries, including MultiPlan, Inc. Under the Polaris Plan, Holdings may grant awards to select Participants at the sole discretion of the Board of Directors (“Board”) of Holdings. Polaris Plan awards are granted in the form of Holdings’ Class B Units (“Units”) via the Class B Unit Award Agreement (“Polaris Agreement”). There are 343,114 Units available for issuance under the Polaris Plan. There were 267,768 Units issued and outstanding as of June 30, 2020. The Company’s CEO, with the approval of the Board, determines participation and the allocation of the Units.

Each individual Award is comprised of time vesting Units (“Time Vesting Units”) and performance vesting Units (“Performance Vesting Units”). Time Vesting Units and Performance Vesting Units vest based on the vesting dates and the achievement of certain performance measures as defined in each agreement. The Company amortizes the Time Vesting Units on a straight line basis, and the Performance Vesting Units on a graded vesting basis. In the event of the termination of an employee Participant due to a Qualifying Termination as defined by the Polaris Agreement, the Participant shall have the right to cause Holdings to purchase all or any portion of the vested Units owned by the employee, subject to the approval of the Company’s CEO. Based on this put right available to the employee Participants, stock-based compensation awards related to the Polaris Plan have been accounted for as liability classified awards within Holdings’ consolidated financial statements. The Company records these awards within Shareholders’ equity as an equity contribution from Holdings based on the fair value of the outstanding Units at each reporting period. Upon the occurrence of a definitive liquidity event all unvested units will vest immediately prior to such liquidity event. All vested shares will be exchanged for new shares and cash as determined at the time of such liquidity event.

The Company utilizes a Monte Carlo simulation analysis to estimate the fair value of the outstanding Units. The fair value of the outstanding Units was $142.9 million as of June 30, 2020. The valuation as of June 30, 2020 took into account the probability adjusted transaction value of the Company and reduced the discount for lack of marketability. There was $0.5 million of unrecognized compensation cost as of

11

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2020 related to the outstanding Units which is expected to be recognized over a weighted average period of 0.1 years. Forfeitures are accounted for as they occur.

The following table lists the assumptions used in the analyses as of June 30, 2020 and June 30, 2019:

	As of
	June 30, 2020	June 30, 2019
Risk free rate of return	0.2%	1.7%
Expected volatility	80.0%	23.2%
Expected dividend yield	0.0%	0.0%
Discount for lack of marketability	11.0%	19.0%

Stock-based compensation expense has been allocated between costs of services and general and administrative expenses in the accompanying unaudited condensed consolidated statements of loss and comprehensive loss for the six month periods ended June 30, 2020 and June 30, 2019 as follows:

	Six Months Ended June 30,
($ in thousands)	2020	2019
Cost of services	$17,946	$(2,918)
General and administrative	19,326	(1,712)
Total stock-based compensation	$37,272	$(4,630)

Following is a vesting summary of the Class B Units for the six month period ended June 30, 2020:

	Number of Units	Weighted Average Fair Value
Nonvested at December 31, 2019	80,671	$363.91
Awarded	—	—
Vested	(18,000)	$533.75
Forfeited	(1,877)	$533.75
Nonvested at June 30, 2020	60,794	$533.75

None of the Units were puttable as of June 30, 2020.

8.   Net Loss Per Share

The following is a reconciliation of basic and diluted loss per share for the six month periods ended June 30, 2020 and June 30, 2019:

	Six Months Ended June 30,
($ in thousands, except number of shares and per share data)	2020	2019
Numerator for loss per share calculation
Net loss	$(58,840)	$(7,496)
Denominator for loss per share calculation
Weighted average number of shares outstanding – basic and diluted	10	10
Loss per share – basic and diluted:
Net loss per share – basic and diluted	$(5,884,000)	$(749,600)

12

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

9.   Related Party Transactions

The accompanying unaudited condensed consolidated statements of loss and comprehensive loss include expenses and revenues to and from related parties for the six month periods ended June 30, 2020 and June 30, 2019 as follows:

	Six Months Ended June 30,
($ in thousands)	2020	2019
Revenues	$1,036	$1,164
Total revenues from related parties	$1,036	$1,164
Cost of services	$583	$1,103
General and administrative	100	149
Total expense from related parties	$683	$1,252

The accompanying unaudited condensed consolidated balance sheets include accruals from related parties as of June 30, 2020 and December 31, 2019 as follows:

($ in thousands)	June 30, 2020	December 31, 2019
Current liabilities:
Accounts payable	$2,500	$2,500
Total liabilities from related parties	$2,500	$2,500

The related party transactions include the following:

•	The Company purchased Preferred Provider Organization network services from a company controlled by Hellman & Friedman LLC to supplement our provider network. We also recognize revenues from that same company for the use of our provider network and other claims processing services.

•	The Company has obtained insurance brokered through a company controlled by Hellman & Friedman LLC.

•	The Company compensates a non-employee member of the Board for his services on the Board. The Company also purchases cyber security risk management services from a company controlled by that same member of the Board.

•	The Company reimburses Hellman & Friedman LLC for reasonable out of pocket expenses that include travel, lodging, means, and any similar expenses.

10.   Subsequent Events

The Company has evaluated subsequent events after the balance sheet date through August 17, 2020, the date of issuance.

On July 2, 2020, the Company entered into an agreement to extend the maturity date of the revolving credit line. Refer to Note 3 “Term Loans and Revolver” for additional details.

On July 12, 2020, Churchill Capital Corp III (“Churchill”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Churchill, Music Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill, Music Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Churchill, the Company, and Holdings. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Transactions”) by which, pursuant to a Private Investment in Public

13

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

Equity of $1.3 billion to Churchill from a capital raise an additional $1.3 billion from the issuance of 6% interest convertible debt (with a conversion price of $13 per share), Churchill will acquire Holdings’ equity in the Company for a total consideration of $5.7 billion, paid in cash and in shares of Churchill.

The consummation of the Transactions is subject to customary closing conditions for transactions of this nature, including customary closing conditions for special purpose acquisition companies. In addition, the proposed Transactions are subject to approval by Churchill’s stockholders. The Merger Agreement may be terminated prior to the closing of the Transactions by mutual agreement of Churchill and the Company, by either party if the Transactions are not consummated on or before January 28, 2021 (subject to extension) and under other circumstances as specified in the Merger Agreement.

At the effective time of the First Merger (as defined in the Merger Agreement), each share of Class A common stock of the Company will be cancelled and automatically deemed for all purposes to represent the right to receive an amount of shares of Class A common stock, par value $0.0001 per share, of Churchill (the “Churchill Class A Common Stock”) as determined pursuant to the terms of the Merger Agreement. At the effective time of the First Merger, each share of Class B common stock of the Company will be cancelled and automatically deemed for all purposes to represent the right to receive an amount of cash as determined pursuant to the terms of the Merger Agreement.

In order to facilitate the consummation of the Mergers (as defined in the Merger Agreement), the Company has agreed to undergo a recapitalization pursuant to which, among other things, the aggregate number of authorized shares of the Company’s common stock will be increased to an aggregate of 30,880,280 shares, consisting of shares of Class A common stock, par value $0.001 per share, each having two votes per-share on all voting matters, and shares of Class B common stock, par value $0.001 per share, each having one vote per-share on all voting matters, and the Company’s existing capital stock will be exchanged for such new shares of Class A common stock and Class B common stock, as applicable.

In connection with the Merger Agreement, the Company and/or Holdings entered into additional agreements on July 12, 2020 related to and contingent upon the Transactions, including:

•	voting and support agreements with certain stockholders pursuant to which such stockholders have agreed to vote in favor of the adoption of the Merger Agreement and approval of the Transactions and certain other matters to be voted on at a special meeting of Churchill’s stockholders;

•	the Churchill Capital Corp III 2020 Omnibus Incentive Plan whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Class A common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders;

•	an investor rights agreement which includes certain corporate governance rights, including entitling certain of the parties thereto to nominate directors to Churchill’s board of directors, and certain registration rights, including demand, shelf and piggy-back rights, subject to cut-back provisions; and

•	common stock subscription agreements pursuant to which Churchill has agreed to issue and sell shares of Churchill Class A Common Stock and warrants to purchase shares of Churchill Class A Common Stock and convertible notes subscription agreements pursuant to which Churchill has agreed to issue and sell senior unsecured convertible notes, in each case, to the applicable investors in order to finance the Transactions.

In connection with the Merger Agreement, Churchill issued an unsecured promissory note (the “Note”) in the principal amount of $1,500,000 to Churchill Sponsor III, LLC (the “Sponsor”). The Note bears no interest and is repayable in full upon the closing of the Mergers. The Sponsor has the option to convert any unpaid balance of the Note into warrants to purchase one share of Class A common stock (the “Working Capital Warrants”) equal to the principal amount of the Note so converted divided by $1.00.

14

Polaris Parent Corp.

Notes to Unaudited Consolidated Condensed Financial Statements

The terms of any such Working Capital Warrants are identical to the terms of Churchill’s existing private placement warrants held by the Sponsor. The proceeds of the Note will be used to fund expenses related to Churchill’s normal operating expenses and other transactional related expenses.

Additionally, the Compensation Committee has approved a transaction bonus pool (in an aggregate amount of up to $20 million) that may be paid to employees, including executive officers, after consummation of the Transactions, in recognition of their efforts in connection with the completion of the Transactions. Each of Messrs. Tabak, Redmond and White are eligible to receive a $4 million transaction bonus and Mr. Tabak will determine the other individuals eligible to receive a transaction bonus and the amount and other terms of each transaction bonus. $6 million of the bonus pool will be allocated to all other employees.

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

15

Exhibit 99.2

FREQUENTLY USED TERMS

Unless otherwise stated in this Exhibit 99.2 or the context otherwise requires, references to:

“7.125% Senior Notes” are to the 7.125% Senior Notes due 2024 issued by MPH Acquisition Holdings LLC (or its predecessor) under the Senior Notes Indenture;

“Churchill” are to Churchill Capital Corp III, a Delaware Corporation;

“First Merger Sub” are to Music Merger Sub I, Inc.;

“H&F” or “Hellman & Friedman” are to Hellman & Friedman Capital Partners VIII, L.P.;

“LIBOR” are to London InterBank Offered Rate;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill, MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub;

“MultiPlan” are to, unless the context otherwise requires, collectively, MultiPlan Parent and its consolidated subsidiaries;

“Polaris Intermediate” are to Polaris Intermediate Corp., a Delaware corporation and direct, wholly owned subsidiary of the Company;

“Proxy Statement” are to Churchill’s preliminary proxy statement dated July 31, 2020.

“Second Merger Sub” are to Music Merger Sub II LLC;

“Senior Notes Indenture” are to that certain Indenture, dated as of June 7, 2016, by and among Polaris Merger Sub Corp. (as predecessor of MPH Acquisition Holdings LLC) and Wilmington Trust, National Association, as trustee, as amended, restated, modified, supplemented or waived;

“Senior PIK Toggle Notes” are to the 8.500% / 9.250% Senior PIK Toggle Notes due 2022 issued by Polaris Intermediate under the Senior PIK Toggle Notes Indenture;

“Senior PIK Toggle Notes Indenture” are to that certain Indenture, dated as of November 21, 2017, by and among Polaris Intermediate and Wilmington Trust, National Association, as trustee, as amended, restated, modified, supplemented or waived;

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements.

MULTIPLAN PARENT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and operating results for MultiPlan Parent (as used in this section, “MultiPlan Parent” or the “Company”) has been prepared by the Company’s management. Any references to “we,” “our” or “us” shall mean the Company. Our disclosure and analysis in this report contains forward-looking statements. Forward-looking statements give management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. All statements other than statements of historical fact are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does not expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur, or be achieved. Although the forward-looking statements contained in this report reflect management’s current beliefs based on information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements.

Company Overview

MultiPlan is a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry. We believe our primary mission is to make healthcare in the United States affordable, accessible, efficient and fair to all parties, and we believe that our products, services and business processes are aligned with this goal. MultiPlan delivers these critical solutions through the following offerings:

•	Analytics-Based Services, which reduce medical costs for consumers and payors via data-driven algorithms which detect claims anomalies;

•	Network-Based Services, which reduce medical costs through contracted discounts with healthcare providers and include one of the largest independent provider networks in the United States; and

•	Payment Integrity Services, which reduce medical costs by identifying and removing improper, unnecessary and excessive charges before claims are paid.

The Company is a technology and analytics-driven processor of medical claims data and does not deliver health care services, bear insurance risk, underwrite risk, provide or manage healthcare services, provide care or care management or adjudicate or pay claims.

Our customers include large national insurance companies, Blue Cross and Blue Shield plans, provider-sponsored health plans, third party administrators (“TPAs”), bill review companies, Taft-Hartley plans and other entities that pay medical bills in the commercial healthcare, government, workers’ compensation, auto medical and dental markets. We offer these payors a single electronic gateway to a highly-integrated and comprehensive set of services in each of the three categories (Analytics-Based Services, Network-Based Services, and Payment Integrity Services — as discussed below), which are used in combination or individually to reduce the medical cost burden on healthcare payors and patients while fostering efficient payment to the providers. These offerings have enabled us to maintain long-term relationships with a number of our customers, including relationships of over 20 years with some of the nation’s largest commercial payors. For the year ended December 31, 2019, our expansive network included access to over 1,200,000 healthcare providers and our comprehensive services generated approximately $19 billion in potential annual medical cost savings.

Payors generally aim to pay provider claims at a discount to reduce cost, and to eliminate any improperly billed charges before payment is made. Our Analytics-Based Services discount claims using data-driven negotiation and/or pricing methodologies to support payments to providers with whom contractual discounts are not possible and are generally priced based on a percentage of savings achieved. Our Network-Based Services offer payors a broad network of discounted rates for providers with whom payors do not have a contractual relationship and are priced based on either a percentage of savings achieved or at a per employee/member per month fee. Our Payment Integrity Services use data, technology and clinical expertise to assist payors in identifying improper, unnecessary and excessive charges before claims are paid. Payment Integrity Services are generally priced based on a percentage of savings achieved. Almost all of these services are able to be provided automatically, using our proprietary information technology platforms, which eliminates manual interactions and interventions, and enables significant scaling of claims handling, and supporting high margins for the business.

MultiPlan was founded in 1980. Since our inception, we have demonstrated our ability to expand and diversify offerings through core business growth as well as disciplined merger and acquisitions

We believe that our solutions provide a strong value proposition to payors and their insureds, policyholders or health plan members (collectively “consumers”), as well as to providers. Overall, our service offerings aim to reduce healthcare costs for payors and consumers in a manner that is orderly, efficient and fair to all parties. In addition, because the fee for our services is in most instances directly linked to the savings realized by our customers, our interests are aligned with the interests of our customers.

We provide the following services:

Analytics-Based Services

The Company leverages its leading and proprietary IT platform to offer customers Analytics-Based Services to reduce medical costs. Our proprietary algorithms allow claims to be quickly and accurately compared against a library of the most updated and relevant pricing data. Our extensive nationwide network of providers and list of payor customers provides us with deep insights into the latest pricing trends. Customers of our Medical Reimbursement Analysis services are primarily large commercial insurers, Blue Cross and Blue Shield plans, provider-sponsored health plans and TPAs, and property and casualty carriers through their bill review companies. Fees are generally based on a percentage of savings achieved. Analytics-Based Solutions contributed 59.7% of revenues for the six months ended June 30, 2020 and 57.1%, 56.2% and 54.8% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Medical Reimbursement Analysis (“MRA”).   MRA provides payors with a recommended payment amount on claims. The Company relies on data from public and private sources on a national and local level which are then analyzed using proprietary automated algorithms that deliver consistency and defensibility. The recommendations factor in key variables such as the provider’s location, type and size; the severity and resource intensity of the procedures performed; and costs/accepted reimbursements of other providers under the same circumstances. Two approaches are used to arrive at these recommendations, which are then used by the payor during the adjudication and payment process. The first approach is a cost-based (facilities) or reimbursement-based (professionals) approach which determines a fair reimbursement by calculating the median cost incurred or payment amount accepted by a benchmark group of like providers to deliver the same service. The second approach is charge-based and arrives at the recommended amount based on analysis of charges from comparable facilities for a specific procedure. All methodologies adjust for geographic differences. The MRA business contributed 45.4% of revenues for the six months ended June 30, 2020 and 44.5%, 42.2% and 37.1% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Financial Negotiation.   Our Financial Negotiation services assist payors with claims from providers with whom neither they nor MultiPlan have been able to secure a contractual discount. The Company handles these claims on an individual basis and attempts to negotiate with the provider an acceptable payment amount for a specific claim. Approximately half of the successfully negotiated claims are completed in a fully automated manner. The claims include those in which the proposed negotiated amount is generated by algorithms and automatically transmitted to the provider’s office. Certain providers also choose to set up an arrangement with MultiPlan for pre-determined levels of discount to be automatically deducted on claims that would otherwise be individually negotiated. For those claims that are not automatically negotiated, MultiPlan negotiates directly with the provider’s office through our negotiations staff that are aided by compiled statistics about the discounts typically received on these types of claims. Financial Negotiation contributed 14.3% of revenues for the six months ended June 30, 2020 and 12.7%, 14.0% and 17.7% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Network-Based Services

Network-Based Services includes MultiPlan’s Primary and Complementary Networks in which payors can utilize our extensive national network of over 1,200,000 contracted providers to process claims at a significant discount compared to billed fee-for-service rates, or increasingly, to build customized access for use by the customer’s health plan. This latter use is growing in popularity by Medicare Advantage plans that are seeking to expand to capitalize on membership growth. The establishment of a large and successful network of providers utilized by multiple payors creates a self-reinforcing network effect whereby, as more payors and their consumers access the network, participation in the network becomes more desirable to other providers. MultiPlan’s large provider network allows payors to share the prohibitive costs of maintaining a large and complex network. In addition, providers that join MultiPlan’s network gain access to a wide range of payors with the execution of a single contractual relationship. Network-Based Services contributed 29.5% of revenues for the six months ended June 30, 2020 and 32.0%, 34.9% and 39.0% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Primary Network.   For customers without their own direct contractual discount arrangements with providers, our Primary Network serves as the network for the payor’s commercial or government health plan in a given service area in exchange for a PEPM rate, or as the payor’s out-of-area extended primary network in exchange for a percentage of the savings achieved. Increasingly, the network is also being used to configure custom-built access for a payor’s Medicare Advantage plans. Membership in Medicare Advantage programs is growing by an estimated 10,000 consumers every day, so current and new market entrants are focused on expanding their network footprint to serve these members. The Primary Network is National Committee for Quality Assurance accredited, which we believe provides assurances to payors regarding provider credentials and network compliance and provides consumers additional confidence regarding the quality of the providers in our network. Customers mainly include provider-sponsored commercial health plans; Medicare Advantage, Medicaid and other government-sponsored health plans; Taft-Hartley plans and TPAs as it is more cost effective for these payors to outsource this function than to incur the expense of developing and maintaining their own network of thousands of doctors and hospitals. The Primary Network contributed 13.5% of revenues for the six months ended June 30, 2020 and 13.8%, 14.3% and 14.4% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Complementary Network.   Our Complementary Network provides payor customers with access to our national network of healthcare providers that offer discounts under the health plan’s out-of-network benefits, or otherwise can be accessed secondary to another network. Payors use the network to expand provider choice for consumers and to achieve contracted reductions on more claims. Our customers pay us if they achieve savings from the Complementary Network; therefore, we believe that MultiPlan provides payors with an effective method to reduce costs. Our Complementary Network customers include large commercial insurers, property and casualty carriers via their bill review vendors, TPAs and provider-sponsored health plans. Our Complementary Network contributed 16.0% of revenues for the six months ended June 30, 2020 and 18.2%, 20.6% and 24.6% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

Payment Integrity Services

Our Payment Integrity Services use data, technology, and clinical expertise to identify improper, unnecessary and excessive charges before claims are paid. There are two services presently offered to payors. With Clinical Negotiation, payment integrity analytics score the claim, and then based on the score, the claim is reviewed by a clinician and/or coder and routed to a negotiator to reach agreement for a lower reimbursement as a result of the identified billing issues. The payor reimburses under the negotiated agreement. With Claim Correction, payment integrity analytics and the clinician/coder review (if needed, based on the confidence level of the analytics findings) lead to a recommendation to deny certain charges which is factored into the payor’s final adjudication of the claim. Our Payment Integrity Services are integrated into network pricing, so are used by many of the customers of our primary and/or complementary networks. They also are used on non-contracted claims by large commercial and Medicare Advantage insurers, Blue Cross and Blue Shield plans, provider-sponsored commercial and Medicare Advantage health plans, property and casualty carriers via their bill review vendors, and TPAs. These Payment Integrity Solutions contributed 10.8% of revenues for the six months ended June 30, 2020 and 10.9%, 8.9% and 6.2% of revenues for the years ended December 31, 2019, 2018 and 2017, respectively.

We also are entering the dental market with pre-payment integrity services that use clinical algorithms and a fully-automated process to identify improperly or questionably billed charges. The dental market is a low-dollar, high volume environment where automation is critical to the ROI of any payment accuracy program. We believe our program is unique in that it also offers an optional provider communication service designed to eliminate improper billing over time through education of proper billing practices/codes and degrees of escalation for continued questionable billing.

Uncertainty Relating to the COVID-19 Pandemic

We are closely monitoring the impact of the COVID-19 pandemic (“COVID-19”) on all aspects of our business, including how it will impact our customers, associates and employees, suppliers, vendors, and business partners. We are unable to predict the extent of the impact COVID-19 will have on our financial position and operating results due to numerous uncertainties. These uncertainties include the severity of the virus, the duration of the pandemic, government, business or other actions (which could include limitations on our operations or mandates to our Company and our customers and providers), the effect on customer demand, or changes to our operations. The health of our workforce, and our ability to meet staffing needs and other critical functions cannot be predicted and is vital to our operations. Further, the impacts of a potential worsening of economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, consumer spending, as well as other unanticipated consequences remain unknown. In addition, we cannot predict the impact that COVID-19 will have on our customers, vendors, suppliers, and other business partners; however, any material impact on these parties could adversely impact us. Effects from COVID-19 began to impact our business in first quarter 2020 with various federal, state, and local governments and private entities mandating restrictions on travel, restrictions on public gatherings, closure of non-essential commerce, and shelter in place orders. The situation surrounding COVID-19 remains fluid, and we are actively managing our response in collaboration with our customers, associates and employees, and business partners and assessing potential impacts to our financial position and operating results, as well as adverse developments in our business.

While we did not experience a material impact from COVID-19 during the three months ended March 31, 2020, the Company has experienced a 15.8% decline in revenues during the three months ended June 30, 2020 as compared to the three months ended June 30, 2019 due to reduced volume of claims from customers as a result of restrictions on elective medical procedures and non-essential medical services. For the six months ended June 30, 2020, we incurred $0.3 million of expenses directly related to COVID-19, primarily for office cleaning and computer and office supplies to enable employees to work remotely.

We have temporarily closed all of our offices and restricted travel due to concern for our employees’ health and safety and also in compliance with state shelter in place orders. Most of our approximately 2,000 employees are working remotely. Other than these modifications, we have not experienced any material changes to our operations including receiving and processing transactions with our customers as a result of COVID-19.

The COVID-19 pandemic is evolving rapidly. We believe COVID-19’s impact on our businesses, operating results, cash flows and/or financial condition primarily will be driven by the severity and duration of the pandemic; the pandemic’s impact on the U.S. and global economies and consumer behavior and health care utilization patterns; and the timing, scope and impact of stimulus legislation as well as other federal, state and local governmental responses to the pandemic. Those primary drivers are beyond our knowledge and control. COVID-19 will continue to impact our businesses, operating results, cash flows and/or financial condition but it is uncertain if such impact will become adverse or material as explained above.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted on March 27, 2020 and included certain changes to corporate income taxes. Specifically, the CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary changes to the prior and future limitations on interest deductions, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property, and the creation of certain payroll tax credits associated with the retention of employees. The Company has assessed these impacts during the first quarter of 2020 and noted the largest impact is due to the tax law change related to the interest disallowance rules retroactive to 2019. The other aspects of the CARES Act did not have a material effect to the Company. See Note 5 of the Company’s unaudited condensed consolidated financial statements included as Exhibit 99.1 to the Company’s 8-K dated August 17, 2020.

Risk Factors

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in forward-looking statements. Forward-looking statements involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things:

•	impact of COVID-19 on the Company’s results and financial position due to the significant uncertainty in relation to the duration and challenges that the ongoing pandemic may have on the healthcare industry and the Company at this time;

•	effects of new laws on our business;

•	loss of our customers, particularly our largest customers;

•	decreases in our existing market share or the size of our Preferred Provider Organization networks;

•	effects of competition;

•	effects of pricing pressure;

•	the inability of our customers to pay for our services;

•	decreases in discounts from providers;

•	the loss of our existing relationships with providers;

•	the loss of key members of our management team;

•	changes in our regulatory environment, including healthcare law and regulations;

•	the inability to implement information systems or expand our workforce;

•	changes in our industry;

•	providers’ increasing resistance to application of certain healthcare cost management techniques;

•	pressure to limit access to preferred provider networks;

•	heightened enforcement activity by government agencies;

•	the possibility that regulatory authorities may assert we engage in unlawful fee splitting or corporate practice of medicine;

•	interruptions or security breaches of our information technology systems;

•	the expansion of privacy and security laws;

•	our inability to expand our network infrastructure;

•	our ability to protect proprietary applications;

•	our ability to identify, complete and successfully integrate future acquisitions;

•	our ability to pay interest and principal on our notes and other indebtedness, and

•	our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in or implied by our forward-looking statements, other factors and risks may cause actions, events or results to differ materially from those anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated or implied by such statements. Accordingly, as noted above, readers should not place undue reliance on forward-looking statements. These forward-looking statements speak only as of the date made and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. This discussion and analysis should be read in conjunction with our consolidated financial statements.

Factors Affecting Our Results of Operations

Key Technology

Our strength as a company is our ability to use data and analytics to develop new service opportunities to enhance our customer relationships and to increase revenues. We use technology, data and analytics to transform healthcare transactions into multiple opportunities for savings and recurring revenues by leveraging data and analytics to inform our transaction processing systems (i.e., our claims processing systems). The transaction processing systems generate savings for our customers, revenues for the Company and each transaction adds more data to our intelligence engine and data warehouse. The intelligence engine drives our analytics and development of new saving opportunities and revenue growth through service enhancement or new product development.

Our technology also contributes to our ability to efficiently process our transactions through electronic data interchange (“EDI”) batch files, real time web services and online through customer and provider portals. Our current infrastructure supports significantly more than the current transaction volume giving us room for growth and increased volume. Our application platforms are architected and built with redundancy to eliminate downtime. All of the claims processed in our system are received via EDI or direct web service integration. As we process more claims through EDI and direct service integration, our electronic integration with customers, results in substantial back office interconnectivity and considerably reduces complexity and processing failures. Because our transaction processing systems are scalable, we are able to absorb significant increases in volume at minimal marginal costs. Our integration into our customers’ systems and processes is an important component of our business model, and has led to relationships with key customers that have exceeded 30 years. We believe that our services have made us an important partner in our customers’ planning and budgeting processes.

Medical Cost Savings

Our business and revenues are driven by the ability to lower medical costs through claims savings for our customers. The medical charges of those claims can influence our ability to generate claim savings.

The following table presents the medical charges processed and the savings generated for the periods presented:

	For the Six Months Ended June 30,		For the Year Ended December 31,
(in billions)	2020	2019	2019	2018	2017
Medical charges processed(1)	$49.9	$52.8	$106.3	$101.6	$97.4
Medical cost savings(2)	18.8%	17.2%	17.8%	18.3%	18.3%

(1)	Medical charges processed represents the aggregate dollar amount of claims processed by MultiPlan’s cost management solutions in the period presented. The dollar amount of the claim for purposes of this calculation is the dollar amount of the claim prior to any reductions that may be made as a result of the claim being processed by MultiPlan’s cost management solutions.

(2)	Medical cost savings represents the aggregate amount of potential savings in dollars identified by MultiPlan’s cost management solutions in the period presented expressed as a percentage of the aggregate amount of medical charges processed in the period presented. Since certain of our fees are based on the amount of savings achieved by our customers and our customers are the final adjudicator of the claims and may choose not to reduce claims or reduce claims by only a portion of the potential savings identified, medical cost savings may not directly correlate with the amount of fees earned in connection with the processing of such claims.

Business Model

Our business model avoids reimbursement, underwriting and malpractice risk and exposure. We do not provide or manage healthcare services or provide medical care. This makes us free from state and federal regulations that are imposed on insurers and medical services providers.

Healthcare Industry Exposure

According to the Centers for Medicare and Medicaid Services, healthcare expenditures will grow from $3.8 trillion, or 17.8% of U.S. GDP, in 2019 to represent 19.7% of GDP by 2028, representing a compounded annual growth rate of 5.5%. There are a multitude of factors driving this expected growth, including recent regulations and ongoing secular trends, such as the aging population and other demographic factors, which are driving expanded healthcare coverage and increased utilization. As expenditures continue to rise, stakeholders and especially payors, are becoming increasingly focused on solutions that reduce medical costs and improve payment accuracy.

Components of Results of Operations

Revenues

We generate revenues from several sources including: (i) Network-Based Solutions that process claims at a discount compared to billed fee-for-service rates and using an extensive network, (ii) Analytics-Based Solutions that use our leading and proprietary information technology platform to offer customers solutions to reduce medical costs and (iii) Payment Integrity Solutions that use data, technology, and clinical expertise to identify improper, unnecessary and excessive charges. Payors compensate us through either a percentage of savings (“PSAV”) achieved or a per employee/member per month (“PEPM”) rate.

Costs of services

Costs of services consist of all costs specifically associated with claims processing activities for customers, sales and marketing, and the development and maintenance of the Company’s networks, analytics-based solutions, and payment integrity solutions. Two of the largest components in costs of services are personnel expenses and access and bill review fees. Access and bill review fees include fees for accessing non-owned third-party provider networks, expenses associated with vendor fees for database access and systems technology used to reprice claims, and outsourced services. Third-party network expenses are fees paid to non-owned provider networks used to supplement our owned network assets to provide more network claim savings to our customers.

General and administrative expenses

General and administrative expenses include corporate management and governance functions comprised of general management, legal, treasury, tax, real estate, financial reporting, auditing, benefits and human resource administration, communications, public relations, billing and information management. In addition, general and administrative expenses include taxes, insurance, advertising, transaction costs, and other general expenses.

Depreciation expense

Depreciation expense consists of depreciation and amortization of property and equipment related to our investments in leasehold improvements, furniture and equipment, computer hardware and software, and internally generated capitalized software development costs. The Company provides for depreciation and amortization on property and equipment using the straight-line method to allocate the cost of depreciable assets over their estimated useful lives.

Amortization of intangible assets

Amortization of intangible assets includes amortization of the value of our customer relationships and provider network which were identified in valuing the intangible assets in connection with the June 6, 2016 acquisition by Hellman & Friedman. These intangible assets are amortized on a straight-line basis over 15 years.

Interest expense

Interest expense consists of accrued interest and related interest payments on our outstanding long-term debt and amortization of debt issuance costs, discounts on the term loan (“Term Loan G”) under the MPH Acquisition Holdings LLC senior secured credit facilities and the Senior PIK Toggle Notes, and 7.125% Senior Notes premium, and the write-off of any debt issue costs, as well as the discount from the repurchase and cancellation of Notes.

Interest income

Interest income consists primarily of bank interest.

Gain on repurchase and cancellation of Notes

The gain on repurchase and cancellation of Notes consists of the gain from the cash repurchase plus accrued interest from the repurchase and cancellation of $121.3 million of Senior PIK Toggle Notes in 2019. The cash repurchase of $101.0 million plus accrued interest resulted in the recognition of a gain of $18.5 million.

Loss on extinguishments and modification of debt

Loss on extinguishments and modification of debt consist of write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our Term Loan G of $20.1 million.

Income tax (benefit) expense

Income tax (benefit) expense consists of federal, state, and local income taxes. Due to the variability of our taxable income as compared to net income, stock-based compensation and the variability of the jurisdictions where income is earned, our effective tax rate can vary significantly from one period to the next depending on relative changes in net income.

Non-GAAP Financial Measures

We use EBITDA and Adjusted EBITDA to evaluate our financial performance. EBITDA and Adjusted EBITDA are financial measures that are not presented in accordance with GAAP. We believe the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our financial operating results of our core business.

These measurements of financial performance have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, they may not be comparable to other similarly titled measures of other companies. Some of these limitations are:

•	such measures do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	such measures do not reflect the significant interest expense, or cash requirements necessary to service interest or principal payments on our debt;

•	such measures do not reflect any cash requirements for any future replacement of depreciated assets;

•	such measures do not reflect the impact of stock-based compensation upon our results of operations;

•	such measures do not reflect our income tax (benefit) expense or the cash requirements to pay our income taxes;

•	such measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in the presentation.

EBITDA and Adjusted EBITDA are widely used measures of corporate profitability eliminating the effects of financing and capital expenditures from the operating results. We define EBITDA as net income adjusted for interest expense, interest income, income tax (benefit) expense, depreciation, amortization of intangible assets, and non-income taxes. We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider to be indicative of our core business, including (income) expense, transaction related expenses, loss on the extinguishment of debt, gain on the repurchase and retirement of notes, and stock-based compensation. See our consolidated financial statements for more information regarding these adjustments.

Adjusted EBITDA is used in our agreements governing our outstanding indebtedness for debt covenant compliance purposes. Our Adjusted EBITDA calculation is consistent with the definition of Adjusted EBITDA as defined in our Term Loan G, 7.125% Senior Notes, and Senior PIK Toggle Notes.

The following table presents a reconciliation of Net Income to EBITDA and Adjusted EBITDA for the periods presented:

	For the Six Months Ended June 30,		For the Year Ended December 31,
($ in thousands)	2020	2019	2019	2018	2017
	(unaudited)	(unaudited)
Net (loss) income	$(58,840)	$(7,496)	$9,710	$36,223	$648,132
Adjustments:
Interest expense(a)	177,015	193,192	376,346	383,261	281,972
Interest income	(148)	(79)	(196)	(51)	(9)
Income tax (benefit) provision	(10,139)	(1,196)	799	8,108	(586,512)
Depreciation	29,641	27,570	55,807	52,268	53,002
Amortization of intangible assets	167,027	167,027	334,053	334,053	334,053
Non-income taxes(b)	920	930	1,944	1,641	1,315
EBITDA	$305,476	$379,948	$778,463	$815,503	$731,953
Adjustments:
Other (income) expense(c)	297	823	1,947	4,617	5,857
Transaction related expenses(d)	2,698	22	3,270	49	3,435
Loss on extinguishments and modification of debt(e)	—	—	—	—	20,053
Gain on repurchase and cancellation of notes(f)	—	—	(18,450)	—	—
Stock-based compensation(g)	37,272	(4,630)	(14,880)	4,717	50,788
Adjusted EBITDA	$345,743	$376,163	$750,350	$824,886	$812,086

(a)	Please see the section entitled “Factors Affecting the Comparability of our Results of Operations — Debt Refinancings, Repayments and Repricing” for more information.

(b)	Non-income taxes includes personal property taxes, real estate taxes, sales and use taxes and franchise taxes which are included in cost of services and general and administrative expenses in our consolidated statements of income and comprehensive income.

(c)	Represents miscellaneous non-operating expenses, gain or loss on disposal of assets, management fees, and costs associated with the integration of acquired companies into MultiPlan.

(d)	Represents ordinary course transaction costs, including transaction costs related to the issuance of the Senior PIK Toggle Notes on November 21, 2017, the refinancing of MultiPlan’s term loan effective June 12, 2017, and to the transactions contemplated by the Merger Agreement.

(e)	Includes expenses related to the refinancing of MultiPlan’s term loan effective June 12, 2017.

(f)	Represents the gain related to the repurchase and cancellation of $121.3 million in aggregate principal amount of Senior PIK Toggle Notes.

(g)	Includes the cost of an employee stock-based compensation plan. Please see the section entitled “Factors Affecting the Comparability of our Results of Operations — Stock-Based Compensation” for additional information.

Factors Affecting the Comparability of our Results of Operations

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods and may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting the comparability of our results of operations.

Debt Refinancings, Repayments and Repricing

The Company made several principal prepayments of the Term Loan G principal in the amounts of $100.0 million, $245.0 million and $165.0 million for the years ended December 31, 2019, 2018 and 2017 respectively. These prepayments reduce interest expense for Term Loan G for these and future time periods.

On June 12, 2017, the Company refinanced Term Loan G, resulting in a reduction in the loan’s base rate with terms otherwise similar to the former Term Loan G, including the same security and guarantee package. As a result of the Term Loan G refinancing on June 12, 2017, we incurred expenses of $20.1 million recorded as a loss on extinguishment of debt, including the write-off of $4.9 million of term loan discount and $15.2 million of debt issuance costs.

On November 21, 2017, the Company issued $1.3 billion of Senior PIK Toggle Notes.

In connection with Term Loan G, the $100.0 million revolving credit facility (“Revolver G”) under the MPH Acquisition Holdings LLC senior secured credit facilities, the 7.125% Senior Notes and the Senior PIK Toggle Notes, there was $102.2 million of specific expenses incurred related to raising the debt, including commissions, fees and expenses of investment bankers and underwriters, registration and listing fees, accounting and legal fees pertaining to the financing and other external, incremental expenses paid to advisors that were directly attributable to realizing the proceeds of the debt issues. These costs were capitalized as debt issuance costs and are being amortized over the term of the related debt using the effective interest method.

During the year-ended December 31, 2019, the Company repurchased and cancelled $121.3 million of the Senior PIK Toggle Notes. The cash repurchase of $101.0 million resulted in the recognition of a gain of $18.5 million as well as a write off of the pro-rata share of debt issue costs of $1.0 million and discount of $0.8 million. The debt issuance costs and discount are included in interest expense in the accompanying consolidated statements of income and comprehensive income.

In the years ended December 31, 2017, 2018 and 2019, we did not recognize expense for the portions of debt issuance costs related to the amounts of the principal loan prepayments of Term Loan G made in each year, which resulted in an understatement of long-term debt of $2.3 million as of December 31, 2019. We corrected this error as an out-of-period adjustment resulting in an overstatement of interest expense of $2.3 million in the six month period ended June 30, 2020.

Stock-Based Compensation

The Company is a wholly-owned subsidiary of Polaris Investment Holdings, L.P. (“Holdings”). The Company’s stock-based compensation is granted to employees in the form of Units (“Units”) via a Class B Unit Award Agreement. See Note 14 of the Company’s consolidated financial statements included elsewhere in the Proxy Statement for more information.

The Company changed its assumptions in computing the fair market value of the Units to incorporate a 11% and 19% discount for lack of marketability of the Units for the six months ended June 30, 2020 and June 30, 2019, respectively, and 20% discount for lack of marketability of the Units for the years ended December 31, 2019 and December 31, 2018, respectively. This change in discount was due to a decrease in the term (timing to liquidity assumption) as the Company is closer to being able to readily sell shares. The pre-tax effect of this change in accounting estimate reduced expenses by $13.4 million and $9.5 million for the six months ended June 30, 2020 and June 30, 2019, respectively and $17.4 million and $16.0 million for the years ended December 31, 2019 and 2018, respectively.

Results of Operations for the Six Months Ended June 30, 2020 and June 30, 2019

The following table provides the results of operations for the periods indicated:

	For the Six Months Ended June 30,
($ in thousands)	2020	2019	Change $	Change %
Revenues
Network Services	$135,126	$162,760	$(27,634)	(17.0)%
Analytics-Based Solutions	274,096	274,799	(703)	(0.3)%
Payment Integrity Solutions	49,680	53,118	(3,438)	(6.5)%
Total Revenues	458,902	490,677	(31,775)	(6.5)%
Costs of Services
Personnel expenses	81,731	58,238	23,493	40.3%
Access and bill review fees	7,307	8,361	(1,054)	(12.6)%
Other	7,541	8,533	(992)	(11.6)%
Total Costs of Services	96,579	75,132	21,447	28.5%
Gross Profit	$362,323	$415,545	$(53,222)	(12.8)%
Gross Profit Margin	79.0%	84.7%
General and administrative expenses	57,767	36,527	21,240	58.1%
Depreciation expense	29,641	27,570	2,071	7.5%
Amortization of intangible assets	167,027	167,027	—	0.0%
Operating income	107,888	184,421	(76,533)	(41.5)%
Interest expense	177,015	193,192	(16,177)	(8.4)%
Interest income	(148)	(79)	(69)	87.3%
Net loss before income taxes	(68,979)	(8,692)	(60,287)	(693.6)%
Benefit for income taxes	(10,139)	(1,196)	(8,943)	(747.7)%
Net loss	$(58,840)	$(7,496)	$(51,344)	(685.0)%

Revenues

Revenues for the six months ended June 30, 2020 were $458.9 million as compared to revenues of $490.7 million for the six months ended June 30, 2019, representing a decrease of $31.8 million, or 6.5%. This decrease in revenues was attributed to decreases in Network Services revenues of $27.6 million, Analytics-Based Solutions revenues of $0.7 million and Payment Integrity Solutions revenues of $3.4 million, primarily due to reduced volumes of claims from customers as a result of restrictions on elective medical procedures and non-essential medical services related to COVID-19. Revenues for the first quarter 2020, before any material impact of COVID-19, were higher than first quarter 2019 by 2.9%. Revenues for the second quarter 2020 were impacted by COVID-19 with revenues 15.8% lower than second quarter 2019.

For the six months ended June 30, 2020, Network Services revenues were $135.1 million as compared to $162.8 million for the six months ended June 30, 2019, representing a decrease of $27.6 million, or 17.0%. This decrease was primarily due to decreases in primary network revenues of $6.4 million, or 9.4% and decreases in complementary network revenues of $21.3 million, or 22.5%. Primary network revenues declined due to decreases in volumes from several smaller customers. Complementary network revenues declined because of declines in volumes from some customers as claims were moved from using our Network Services product to our Analytics-Based Solutions products and also due to declines as a result of COVID-19 restrictions on elective procedures and non-essential medical services.

For the six months ended June 30, 2020, revenues from our Analytics-Based Solutions, including Financial Negotiation and Medical Reimbursement Analytics revenues, were $274.1 million as compared to $274.8 million for the six months ended June 30, 2019, representing a decrease of $0.7 million, or 0.3%. Decreases in the Analytics-Based Solutions revenues were primarily due to decreases in Medical Reimbursement Analytics revenues of $0.7 million, or 0.3%. These decreases were driven by a reduction in overall claim volume due to COVID-19 restrictions on elective procedures and non-essential medical services, offset by increases in claims volume due to some customers that moved their claims from using our Network Services product to our Analytics-Based Solutions products. Revenues for our Financial Negotiations Services remained flat at $65.7 million for the six months ended June 30, 2020 and June 30, 2019.

For the six months ended June 30, 2020, revenues from our Payment Integrity Solutions were $49.7 million as compared to $53.1 million for the six months ended June 30, 2019, representing a decrease of $3.4 million, or 6.5%. This decrease was primarily due to reduction in overall claim volume due to COVID-19 restrictions on elective procedures and non-essential medical services.

Costs of services

Costs of services for the six months ended June 30, 2020 were $96.6 million as compared to costs of services of $75.1 million for the six months ended June 30, 2019, representing an increase of $21.4 million or 28.5%. This increase was primarily due to increases in personnel expenses of $23.5 million as explained below, offset by decreases in access and bill review fees of $1.1 million and decreases in other expenses of $1.0 million.

Personnel expenses, including contract labor, were $81.7 million for the six months ended June 30, 2020 as compared to $58.2 million for the six months ended June 30, 2019, representing an increase of $23.5 million or 40.3%. This increase was primarily due to increases in stock-based compensation of $20.9 million and net increases in compensation, including salaries, bonuses, commissions, and fringe benefits of $2.6 million.

Access and bill review fees for the six months ended June 30, 2020 were $7.3 million, as compared to $8.4 million for the six months ended June 30, 2019, representing a decrease of $1.1 million, or 12.6%. This decrease was primarily due to decreases in network access fees for accessing non-owned third-party provider networks of $0.5 million and reductions in claims processing fees of $0.6 million.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2020 were $57.8 million as compared to $36.5 million for the six months ended June 30, 2019, representing an increase of $21.3 million, or 58.1%. This increase was primarily due to increases in personnel expenses of $21.0 million primarily due to increases in stock-based compensation of $21.0 million and increases in transaction costs of $2.7 million, offset by increases in capitalized software development of $2.3 million to enhance our information technology and platforms. The increases in transaction costs were primarily due to costs associated with the Transactions. Please see Note 10 of the unaudited financial statements for more information.

Depreciation Expense

Depreciation expense was $29.6 million for the six months ended June 30, 2020, as compared to $27.6 million for the six months ended June 30, 2019, representing an increase of $2.0 million, or 7.5%. This increase was due to $34.9 million and $66.4 million purchases of property and equipment, including internally generated capital software in the six months ended June 30, 2020 and in the year ended December 31, 2019, respectively.

Amortization of Intangible Assets

Amortization of intangible assets was $167.0 million for the six months ended June 30, 2020 and June 30, 2019. This expense represents the amortization of intangible assets, as explained above and in the notes to the consolidated financial statements.

Interest Expense and Interest Income

Interest expense was $177.0 million for the six months ended June 30, 2020, as compared to $193.2 million for the six months ended June 30, 2019, representing a decrease of $16.2 million or 8.4%. The decreases in interest expense for this time period was due to lower term loan interest rates in the six months ended June 30, 2020, as compared to the six months ended June 30, 2019, as well as reductions in interest on the Senior PIK Toggle Notes due to the repurchase and cancellation of $121.3 million of Senior PIK Toggle Notes in third quarter 2019, as explained below. In the years ended December 31, 2017, 2018 and 2019, we did not recognize expense for the portions of debt issuance costs related to the amounts of the principal loan prepayments made in each year, which resulted in an understatement of long-term debt of $2.3 million as of December 31, 2019. We corrected this error as an out-of-period adjustment resulting in an overstatement of interest expense of $2.3 million in the six month period ended June 30, 2020. Interest income was $0.1 million for the six months ended June 30, 2020 and June 30, 2019.

As of June 30, 2020, the Company’s long-term debt was $5,406.1 million and included (i) $2,710.0 million Term Loan G, discount on Term Loan G of $5.4 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $9.3 million, (iii) $1,178.7 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $6.3 million, and (iv) $0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $40.3 million. In the years ended December 31, 2017, 2018 and 2019, we did not recognize expense for the portions of debt issuance costs related to the amounts of the principal loan prepayments of Term Loan G made in each year, which resulted in an understatement of long-term debt of $2.3 million as of December 31, 2019. We corrected this error as an out-of-period adjustment resulting in an overstatement of interest expense of $2.3 million in the six month period ended June 30, 2020. As of June 30, 2020, the Company’s total debt had an annualized weighted average interest rate of 5.77%. During third quarter 2019, the Company repurchased and cancelled $121.3 million of the Senior PIK Toggle Notes. The cash repurchase of $101.0 million plus accrued interest resulted in the recognition of a gain of $18.5 million, as well as a write-off of the pro-rata share of debt issue costs of $1.0 million and discount of $0.8 million. These amounts are included in interest expense.

As of June 30, 2019, the Company’s long-term debt was $5,509.9 million and included (i) $2,710.0 million Term Loan G, discount on Term Loan G of $7.0 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $11.3 million, (iii) $1,300.0 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $9.4 million, and (iv)$0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $55.1 million. As of June 30, 2019, the Company’s total debt had a weighted average interest rate of 6.5%.

Benefit for Income Taxes

Net loss before income taxes for the six months ended June 30, 2020 of $69.0 million generated a benefit for income taxes of $10.1 million with an effective tax rate of 15%. Net loss before income taxes for the six months ended June 30, 2019 of $8.7 million generated a benefit for income taxes of $1.2 million with an effective tax rate of 14%. The Company’s effective tax rate during the six months ended June 30, 2020 and June 30, 2019 differed from the statutory rate primarily due to stock-based compensation expense and state tax rates.

Net Loss

Net loss for the six months ended June 30, 2020 was $58.8 million as compared to net loss of $7.5 million for the six months ended June 30, 2019. The increase in net loss of $51.3 million was primarily due to a decrease in revenues of $31.8 million, increases in costs of services of $21.4 million, increases in general and administrative expenses of $21.2 million, and increases in depreciation expense of $2.1 million, offset by decreases in interest expense of $16.2 million, increases in the benefit for income taxes of $8.9 million, and increases in interest income of $69 thousand as explained in the sections above.

Results of Operations for the Years Ended December 31, 2019 and December 31, 2018

The following table provides the results of operations for the periods indicated:

	For the Year Ended December 31,		Change
($ in thousands)	2019	2018	$	%
Revenues
Network Services	$314,510	$363,510	$(49,000)	(13.5)%
Analytics-Based Solutions	561,525	584,998	(23,473)	(4.0)%
Payment Integrity Solutions	106,866	92,375	14,491	15.7%
Total Revenues	982,901	1,040,883	(57,982)	(5.6)%
Costs of Services
Personnel expenses	115,827	115,920	(93)	(0.1)%
Access and bill review fees	15,996	16,735	(739)	(4.4)%
Other	17,784	16,808	976	5.8%
Total Costs of Services	149,607	149,463	144	0.1%
Gross Profit	$833,294	$891,420	$(58,126)	(6.5)%
Gross Profit Margin	84.8%	85.6%
General and administrative expenses	75,225	77,558	(2,333)	(3.0)%
Depreciation expense	55,807	52,268	3,539	6.8%
Amortization of intangible assets	334,053	334,053	—	0.0%
Operating Income	368,209	427,541	(59,332)	(13.9)%
Interest expense	376,346	383,261	(6,915)	(1.8)%
Interest income	(196)	(51)	(145)	N/M
Gain on repurchase and cancellation of notes	(18,450)	—	(18,450)	N/M
Net income before income taxes	10,509	44,331	(33,822)	(76.3)%
Provision for income taxes	799	8,108	(7,309)	(90.1)%
Net income	$9,710	$36,223	$(26,513)	(73.2)%

N/M = Not meaningful

Revenues

Revenues for the year ended December 31, 2019 were $982.9 million as compared to revenues of $1,040.9 million for the year ended December 31, 2018, representing a decrease of $58.0 million, or 5.6%. This decrease in revenues was attributed to declines in Network Services revenues of $49.0 million and Analytics-Based Solutions revenues of $23.5 million, offset by growth in our Payment Integrity Solutions revenues of $14.5 million.

For the year ended December 31, 2019, Network Services revenues were $314.5 million as compared to $363.5 million for the year ended December 31, 2018, representing a decrease of $49.0 million or 13.5%. This decrease was primarily due to decreases in complementary network revenues of $35.5 million, or 16.6%, and decreases in primary network revenues of $13.5 million, or 9.0%. Complementary network revenues declined primarily due to declines in volumes of some customers as claims were moved from using our Network Services product to our Analytics-Based Solutions products. The remaining declines in complementary network revenues were from regional health plans and TPAs under financial pressure to reduce administrative costs, even at the expense of medical cost savings, and they implemented in-house programs to reduce costs. Of the $13.5 million decline in primary network revenues, $3.8 million was due to our decision to exit one of our specialty network programs because the program was small and not part of our core suite of products. The remaining $9.7 million decline in primary network revenues was due to volume declines in Medicaid network customers as two payors lost their government contracts at the end of 2018 and $4.2 million of revenue declines as small group health customers stopped accessing the MultiPlan network.

For the year ended December 31, 2019, revenues from our Analytics-Based Solutions, including Financial Negotiation and Medical Reimbursement Analytics revenues, were $561.5 million as compared to $585.0 million for the year ended December 31, 2018, representing a decrease of $23.5 million, or 4.0%. Decreases in the Analytics-Based Solutions revenues were primarily due to decreases in Financial Negotiations revenues of $21.3 million, or 14.6% and decreases in Medical Reimbursement Analytics revenues of $2.2 million, or 0.5%. Declines in Financial Negotiations revenues were due to some customers moving their claims from the Financial Negotiations product to the Medical Reimbursement Analysis products. While several of our customers moved a significant number of claims from the Network Services product to Analytics-Based Solutions, there was an aggregate decline in Analytics-Based Solutions claims and revenues as a result of a change in claims practice by certain customers beginning in the third quarter of 2018. This change in claims practice resulted in an approximately $50 to $60 million decline in revenues for the year ended December 31, 2019 as compared to the prior year, however, claims and revenue from such customers began to stabilize by the end of 2019. We also experienced slower than expected growth in our Analytics-Based Solutions for the year ended December 31, 2019 resulting from implementation issues at certain customers due to the need to revise their internal policies and/or update their end-user plan documentation.

Costs of services

Costs of services for the year ended December 31, 2019, were $149.6 million, as compared to costs of services of $149.5 million for the year ended December 31, 2018, representing an increase of $0.1 million or 0.1%. The increase in 2019 costs of services was primarily due to increases in other expenses of $0.9 million primarily due to increases in facilities expenses as a result of increases in office space rented and rent increases, offset by decreases in personnel expenses of $0.1 million and access and bill review fees of $0.7 million.

Personnel expenses, including contract labor, were $115.8 million for the year ended December 31, 2019, as compared to $115.9 million for the year ended December 31, 2018, representing a decrease of $0.1 million or 0.1%. This decrease was primarily due to reductions in stock-based compensation of $8.1 million, offset by increases in bonuses, commissions, and fringe benefits of $8.1 million. Stock-based compensation expense declined as a result of changes in valuation of our Units year-over-year.

Access and bill review fees for the year ended December 31, 2019 were $16.0 million, as compared to $16.7 million for the year ended December 31, 2018, representing a decrease of $0.7 million, or 4.4%. This decrease was primarily due to decreases in network access fees for accessing non-owned third-party provider networks, primarily due to reduced volume and a renegotiated agreement with one of our large leased networks.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2019 were $75.2 million as compared to $77.6 million for the year ended December 31, 2018, representing a decrease of $2.3 million or 3.0%. This decrease was primarily due to reductions in stock-based compensation of $11.5 million, offset by increases in other personnel expenses of $9.2 million. Stock-based compensation expense declined as a result of changes in valuation of our Units year-over-year.

Depreciation Expense

Depreciation expense was $55.8 million for the year ended December 31, 2019, as compared to $52.3 million for the year ended December 31, 2018, representing an increase of $3.5 million. This increase was due to $63.6 million of purchases of property and equipment, including internally generated capital software in the year ended December 31, 2018.

Amortization of Intangible Assets

Amortization of intangible assets was $334.1 million for the years ended December 31, 2019 and December 31, 2018. This expense represents the amortization of intangible assets, as explained above and in the notes to the financial statements.

Interest Expense, Interest Income, and Gain on Repurchase and Cancellation of Notes

Interest expense was $376.3 million for the year ended December 31, 2019, as compared to $383.3 million for the year ended December 31, 2018, representing a decrease of $6.9 million or 1.8%. This decrease was primarily due to reductions in interest on the Senior PIK Toggle Notes due to the repurchase and cancellation of the Senior PIK Notes as explained below and the combination of $100 million less term debt during most of 2019, as well as lower Term Loan G interest rates in the last half of 2019, offsetting higher interest rates that occurred in the first half of 2019, as compared to the comparable time periods in 2018. During third quarter 2019, the Company repurchased and cancelled $121.3 million of Senior PIK Toggle Notes. The cash repurchase of $101.0 million plus accrued interest resulted in the recognition of a gain of $18.5 million, as well as a write-off of the pro-rata share of debt issue costs of $1.0 million and discount of $0.8 million. The write-off of debt issue costs and discount are included in interest expense. Interest income was $0.2 million for the year ended December 31, 2019, as compared to interest income of $51 thousand for the year ended December 31, 2018.

As of December 31, 2019, the Company’s long-term debt was $5,397.1 million and included (i) $2,710.0 million Term Loan G, discount on Term Loan G of $6.2 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $10.3 million, (iii) $1,178.7 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $7.4 million, and (iv) $0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $48.4 million. As of December 31, 2019, the Company’s total debt had an annualized weighted average interest rate of 6.3%. In the years ended December 31, 2017, 2018 and 2019, we did not recognize expense for the portions of debt issuance costs related to the amounts of the principal loan prepayments of Term Loan G made in each year, which resulted in an understatement of long-term debt of $2.3 million as of December 31, 2019. We corrected this error as an out-of-period adjustment resulting in an overstatement of interest expense of $2.3 million in the six month period ended June 30, 2020.

As of December 31, 2018, the Company’s long-term debt was $5,603.4 million and included (i) $2,810.0 million Term Loan G, discount on Term Loan G of $7.8 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $12.3 million, (iii) $1,300.0 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $10.6 million, and (iv) $0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $60.6 million. As of December 31, 2018, the Company’s total debt had a weighted average interest rate of 6.7%.

Provision for Income Taxes

Net income before income taxes for the year ended December 31, 2019 of $10.5 million generated a provision for income taxes of $0.8 million with an effective tax rate of 7.6%. Net income before income taxes for the year ended December 31, 2018 of $44.3 million generated a provision for income taxes of $8.1 million with an effective tax rate of 18.3%. The Company’s effective tax rate during the 2019 and 2018 periods differed from the statutory rate primarily due to stock-based compensation expense and state tax rates. In 2018, there was a $4.9 million one-time non-cash benefit due to a change in state tax rates.

Net Income

Net income for the year-ended December 31, 2019 was $9.7 million as compared to net income of $36.2 million for the year-ended December 31, 2018. The decrease in net income of $26.5 million was primarily due to decreases in revenues of $58.0 million, increases in depreciation of $3.5 million, increase in costs of services of $0.1 million, offset by gain on the repurchase and cancellation of Notes of $18.5 million, decreases in general and administrative expenses of $2.3 million, decreases in interest expense of $6.9 million, decreases in the provision for income taxes of $7.3 million, and increases in interest income of $0.1 million, as explained in the sections above. During 2019, the Company repurchased and cancelled $121.3 million of the Senior PIK Toggle Notes. The cash repurchase of $101.0 million plus accrued interest resulted in the recognition of a gain of $18.5 million, as well as a write-off of the pro-rata share of debt issue costs of $1.0 million and discount of $0.8 million. These amounts are included in interest expense.

Results of Operations for the Years Ended December 31, 2018 and December 31, 2017

The following table provides the results of operations for the periods indicated:

	For the Year Ended December 31,		Change
($ in thousands)	2018	2017	$	%
Revenues
Network Services	$363,510	$415,759	$(52,249)	(12.6)%
Analytics-Based Solutions	584,998	584,925	73	0.0%
Payment Integrity Solutions	92,375	66,582	25,793	38.7%
Total Revenues	1,040,883	1,067,266	(26,383)	(2.5)%
Costs of Services
Personnel expenses	115,920	153,046	(37,126)	(24.3)%
Access and bill review fees	16,735	20,921	(4,186)	(20.0)%
Other	16,808	19,688	(2,880)	(14.6)%
Total Costs of Services	149,463	193,655	(44,192)	(22.8)%
Gross Profit	$891,420	$873,611	$17,809	2.0%
Gross Profit Margin	85.6%	81.9%
General and administrative expenses	77,558	122,920	(45,362)	(36.9)%
Depreciation expense	52,268	53,002	(734)	(1.4)%
Amortization of intangible assets	334,053	334,053	—	0.0%
Operating Income	427,541	363,636	63,905	17.6%
Interest expense	383,261	281,972	101,289	35.9%
Interest income	(51)	(9)	(42)	N/M
Loss on extinguishments and modification of debt	—	20,053	(20,053)	N/M
Net income before income taxes	44,331	61,620	(17,289)	(28.1)%
Provision for income taxes	8,108	(586,512)	594,620	101.4%
Net income	$36,223	$648,132	$(611,909)	(94.4)%

N/M = Not meaningful

Revenues

Revenues for the year ended December 31, 2018 were $1,040.9 million as compared to revenues of $1,067.3 million for the year ended December 31, 2017, representing a decrease of $26.4 million, or 2.5%. This decrease in revenues was attributed to declines in our Network Services revenues of $52.2 million, offset by increases in Payment Integrity Solutions revenues of $25.8 million.

For the year ended December 31, 2018, Network Services revenues were $363.5 million as compared to $415.8 million for the year ended December 31, 2017, representing a decrease of $52.2 million or 12.6%. This decrease was primarily due to decreases in complementary network revenues of $47.9 million, or 18.3% and decreases in primary network revenues of $4.3 million or 2.8%. Complementary network revenues declined primarily due to declines in volumes of several large customers as claims were moved from using our Network Services product to our Analytics-Based Solutions products.

For the year ended December 31, 2018, revenues from our Analytics-Based Solutions, including Financial Negotiation and Medical Reimbursement Analytics revenues remained relatively flat at $585.0 million as compared to $584.9 million for the year ended December 31, 2017, representing an increase of $0.1 million.

For the year ended December 31, 2018, Medical Reimbursement Analytics revenues were $439.4 million as compared to $396.1 million for the year ended December 31, 2017, representing an increase of $43.3 million, or 10.9%. For the year ended December 31, 2018, Financial Negotiations revenues were $145.6 million as compared to $188.8 million for the year ended December 31, 2017, representing a decrease of $43.2 million, or 22.9%. These changes were due to a shift in claims from Financial Negotiations products to Medical Reimbursement Analytics products resulting in the increase in Medical Reimbursement Analytics revenues which offset reductions in Financial Negotiations revenues.

For the year ended December 31, 2018, revenues from our Payment Integrity Solutions were $92.4 million as compared to $66.6 million for the year ended December 31, 2017, representing an increase of $25.8 million or 38.7%. This increase was due to strategic growth in this service line.

Costs of Services

Costs of services for the year ended December 31, 2018 were $149.5 million as compared to costs of services of $193.7 million for the year ended December 31, 2017, representing a decrease of $44.2 million, or 22.8%. This decrease was primarily due to a decrease in personnel expenses of $37.1 million and decreases in access and bill review fees of $4.2 million.

Personnel expenses, including contract labor, were $115.9 million for the year ended December 31, 2018, as compared to $153.0 million for the year ended December 31, 2017, representing a decrease of $37.1 million or 24.3%. This decrease was primarily due to a $23.7 million reduction in stock-based compensation and $13.4 million reduction in other personnel expenses primarily in employee compensation, including reductions in bonuses and commissions and related fringe benefits. The reduction in stock-based compensation was a result of the semi-annual valuation as of December 31, 2018 which included a change in the method of computing the fair market value of the awards to incorporate a 20% discount for lack of marketability of the Units for the year ended December 31, 2018. No discount for lack of marketability of the Units was incorporated for the year ended December 31, 2017.

Access and bill review fees for the year ended December 31, 2018 were $16.7 million, as compared to $20.9 million for the year ended December 31, 2017, representing a decrease of $4.2 million, or 20.0% primarily due to decreases in network access fees for accessing non-owned third-party provider networks, partially as a result of reduced volume and partially as a result of renegotiating the agreement with one larger accessed network.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2018 were $77.6 million as compared to $122.9 million for the year ended December 31, 2017, representing a decrease of $45.4 million or 36.9%. This decrease was primarily due to reductions in personnel expenses of $34.2 million including reductions in stock-based compensation of $22.4 million, as explained above, and reductions in other personnel expenses of $11.8 million primarily in employee compensation, including bonuses and commissions and related fringe benefits. Additionally, there were reductions in transactions costs of $3.4 million primarily related to the Term Loan G repricing that occurred on June 12, 2017 and the issuance of Senior PIK Toggle Notes on November 21, 2017, as well as reductions in legal expenses of $1.5 million in the normal course of business and reductions in consulting expenses of $4.7 million primarily IT consultants.

Depreciation Expense

Depreciation expense was $52.3 million for the year ended December 31, 2018, as compared to $53.0 million for the year ended December 31, 2017, representing a decrease of $0.7 million. This decrease was due to the retirement of assets during the year, offset by an increase in depreciation due to $60.7 million of purchases of property and equipment, including internally generated capital software in the year ended December 31, 2017.

Amortization of Intangible Assets

Amortization of intangible assets was $334.1 million for the years ended December 31, 2018 and 2017. This expense represents the amortization of intangible assets, as explained above and in the notes to the consolidated financial statements.

Interest Expense and Interest Income

Interest expense was $383.3 million for the year ended December 31, 2018, as compared to $282.0 million for the year ended December 31, 2017, representing an increase of $101.3 million or 35.9%. This increase was primarily due to a $100.2 million increase in interest expense on the Senior PIK Toggle Notes issued on November 21, 2017. Interest income was $51 thousand for the year ended December 31, 2018, as compared to $9 thousand for the year ended December 31, 2017.

As of December 31, 2018, the Company’s long-term debt was $5,603.4 million and included (i) $2,810.0 million Term Loan G, discount on Term Loan G of $7.8 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $12.3 million, (iii) $1,300.0 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $10.6 million, and (iv) $0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $60.6 million. As of December 31, 2018, the Company’s total debt had a weighted average interest rate of 6.7%.

As of December 31, 2017, the Company’s long-term debt was $5,835.7 million and included (i) $3,055.0 million Term Loan G, discount of $9.4 million, (ii) $1,560.0 million of 7.125% Senior Notes, premium on 7.125% Senior Notes of $14.1 million, (iii) $1,300.0 million of Senior PIK Toggle Notes, discount on Senior PIK Toggle Notes of $12.8 million, and (iv) $0.1 million of long-term capital lease obligations, net of (v) debt issue costs of $71.4 million. As of December 31, 2017, the Company’s total debt had a weighted average interest rate of 6.2%.

Provision for Income Taxes

Pre-tax income from continuing operations for the year ended December 31, 2018 of $44.3 million generated a provision for income taxes of $8.1 million with an effective tax rate of 18.3%, as compared to pre-tax income from continuing operations for the year ended December 31, 2017 of $61.6 million which generated a benefit for income taxes of $586.5 million, primarily due to changes in the tax rates due to the recently enacted Tax Cuts and Jobs Act of 2017 (the “TCJA”). The Company’s effective tax rate during 2018 differed from the statutory rate primarily due to stock-based compensation expense and state taxes, which includes a $4.9 million one-time non-cash benefit for change in state tax rates. The Company’s effective tax rate during 2017 differed from the statutory rate primarily due to state taxes, stock-based compensation expense and the rate change due to the TCJA resulting in a non-cash benefit of approximately $630.0 million as a result of the re-measurement of the Company’s deferred income taxes.

Net Income

Net income for the year ended December 31, 2018 was $36.2 million as compared to $648.1 million for the year ended December 31, 2017. The decrease in net income of $611.9 million was primarily due to decreases in the benefit for income taxes of $594.6 million, and decreases in revenues of $26.4 million, and increases in interest expense of $101.3 million, offset by the reduction in the loss on the extinguishments and modification of debt of $20.1 million, decreases in costs of services of $44.2 million, decreases in general and administrative expenses of $45.4 million, and increases in interest income of $42 thousand, and decreases in depreciation of $0.7 million, as explained in the sections above.

Liquidity and Capital Resources

As of June 30, 2020, we had cash and cash equivalents of $178.9 million. As of June 30, 2020, the Company had three letters of credit totaling $1.8 million of utilization against the Revolver G and $98.2 million of loan availability under the Revolver G. The three letters of credit are used to satisfy real estate lease agreements for three of our offices and are in lieu of security deposits. In March 2020, $98.0 million of borrowings were activated on our Revolver G as a precautionary measure due to the uncertainty of the COVID-19 pandemic. As there were no liquidity issues related to COVID-19, the Revolver G and associated interest was repaid on June 25, 2020.

As of December 31, 2019, we had cash and cash equivalents of $21.8 million. As of December 31, 2019, the Company had three letters of credit totaling $1.8 million of utilization against the Revolver G and $98.2 million loan availability under the Revolver G. The three letters of credit are used to satisfy real estate lease agreements for three of our offices and are in lieu of security deposits.

Our primary sources of liquidity will be internally generated funds combined with our borrowing capacity under our Revolver G. We believe that these sources will provide sufficient liquidity for us to meet our working capital, capital expenditure and other cash requirements for at least the next twelve months. The Company may from time to time at our sole discretion, purchase, redeem or retire our 7.125% Senior Notes and Senior PIK Toggle Notes, through tender offers, in privately negotiated or open market transactions or otherwise. We plan to finance our capital expenditures with cash from operations. Furthermore, our future liquidity and future ability to fund capital expenditures, working capital and debt requirements are also dependent upon our future financial performance, which is subject to many economic, commercial, financial and other factors that are beyond our control, including the ability of financial institutions to meet their lending obligations to us. If those factors significantly change, our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to meet our liquidity needs. We anticipate that to the extent we require additional liquidity as a result of these factors or in order to execute our strategy, it would be financed either by borrowings under our new senior secured credit facilities, by other indebtedness, additional equity financings or a combination of the foregoing. We may be unable to obtain any such additional financing on reasonable terms or at all.

Cash Flow Summary

The following table is derived from our consolidated statements of cash flows:

	For the Six Months Ended June 30,		For the Year Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Net cash flows provided by (used in):
Operating activities	$191,867	$140,838	$284,313	$292,303	$368,945
Investing activities	$(34,866)	$(33,696)	$(66,414)	$(63,556)	$(60,709)
Financing activities	$34	$(100,087)	$(201,088)	$(245,150)	$(313,215)

Cash Flows from Operating Activities

For the six months ended June 30, 2020 as compared to June 30, 2019

Cash flows from operating activities provided $191.9 million for the six months ended June 30, 2020 and $140.8 million for the six months ended June 30, 2019. This $51.0 million increase in cash flows from operating activities was primarily the result of changes in non-cash items of $77.7 million and changes in net working capital of $24.6 million, offset by an increase in net loss of $51.3 million. The increase in net loss during the six months ended June 30, 2020 as compared to June 30, 2019 was primarily the result of decreases in revenues and increases in costs of services, general and administrative expenses, depreciation expenses, offset by reductions in interest expense and increases in the benefit for income taxes and increases in interest income, as explained above.

The $77.7 million increase in non-cash items was primarily due to an increase in stock-based compensation of $41.9 million, deferred tax benefit of $29.7 million partially due to a retroactive change to the tax law as a result of the CARES Act, an increase in debt issuance costs of $2.5 million, increase in amortization of the right-of-use asset of $1.6 million and increase in depreciation of $2.1 million. The increase in debt issuance costs was primarily due to an out-of-period adjustment in the six months ended June 30, 2020 to correct for the unrecognized debt issuance costs related to principal loan prepayments made in each of the years ended December 31, 2017, 2018 and 2019, as described above.

During the six months ended June 30, 2020, $11.3 million was provided by changes in working capital including decreases in net accounts receivable of $23.1 million primarily due to declines in year-over-year revenues and timing of collections, offset by increases in prepaid expenses and other assets of $0.4 million, increases in prepaid taxes of $5.6 million primarily due to a retrospective change in the tax law (See Note 5 to our unaudited condensed consolidated financial statements), decreases in operating lease obligation of $4.3 million and decreases in accounts payable and accrued expenses and other of $1.4 million.

During the six months ended June 30, 2019, $13.3 million was used by changes in working capital including increases in prepaid taxes of $15.8 million as a result of a retrospective tax adjustment resulting in overpaid taxes, decreases in accounts payable and accrued expenses and other of $14.2 million primarily due to decreases in accounts payable and accrued fringe benefits, and decreases in operating lease obligation of $2.5 million, offset by decreases in prepaid expenses and other assets of $19.0 million primarily due to declines in prepaid insurance and prepaid software and maintenance, and increases in net accounts receivable of $0.3 million.

For the year ended December 31, 2019 as compared to the year ended December 31, 2018

Cash flows from operating activities provided $284.3 million for the year ended December 31, 2019 and $292.3 million for the year ended December 31, 2018. This $8.0 million reduction in cash flows from operating activities was primarily the result of reductions in net income of $26.5 million adjusted for changes in non-cash items of $35.0 million, offset by changes in net working capital of $53.6 million. The reduction in net income of $26.5 million was primarily the result of reductions in revenues, gain on repurchase and cancellation of Notes, and reductions in the provision for income taxes, as explained above. Changes in non-cash items are primarily due to changes in the gain on repurchase and cancellation of Notes, as explained above, and stock-based compensation as a result of the semi-annual valuation as of December 31, 2019 and December 31, 2018, as explained above.

During the year ended December 31, 2019, $15.9 million was provided by changes in working capital including decreases in net accounts receivable of $5.3 million primarily due to declines in year-over-year revenues and timing of collections, decreases in prepaid expenses and other assets of $0.8 million, and increases in accounts payable and accrued expenses and other of $11.3 million primarily due to an increase accrued employee compensation $13.4 million of accrued compensation, offset by increases in prepaid taxes of $1.4 million.

During the year ended December 31, 2018, $37.6 million was used by operating activities for changes to working capital, including decreases in accounts payable and other accrued expenses of $40.4 million and increases in prepaid expenses and other assets of $4.7 million, offset by decreases in net accounts receivable of $3.0 million primarily due to declines in year-over-year revenues and timing of collections, and decreases in prepaid taxes of $4.4 million due to the impact of the TCJA in 2017 as explained below. Accounts payable and accrued expenses and other decreased $40.4 million primarily due to decreases in accrued interest of $3.8 million, accrued other liabilities of $8.4 million including administrative and network fees, and accrued compensation of $27.6 million resulting from reductions in employee bonuses, commissions, related fringe benefits and profit sharing in the year ended December 31, 2018 as compared to the year ended December 31, 2017.

For the year ended December 31, 2018 as compared to the year ended December 31, 2017

Cash flows from operating activities provided $292.3 million for the year ended December 31, 2018 and $368.9 million for the year ended December 31, 2017. This $76.6 million decrease in cash flows from operating activities was primarily the result of reductions in net income of $611.9 million and changes in net working capital of $7.5 million, offset by changes in non-cash items of $542.7 million including a $606.8 million reduction in deferred tax benefit. During the year ended December 31, 2018, $37.6 million was used by operating activities for changes to working capital, including decreases in accounts payable and other accrued expenses of $40.4 million and increases in prepaid expenses and other assets of $4.7 million, offset by decreases in net accounts receivable of $3.0 million primarily due to declines in year-over-year revenues and timing of collections, and decreases in prepaid taxes of $4.4 million due to the impact of the TCJA in 2017 as explained below. Accounts payable and accrued expenses and other decreased $40.4 million primarily due to decreases in accrued interest of $3.8 million, accrued other liabilities of $8.4 million including administrative and network fees, and accrued compensation of $27.6 million resulting from reductions in employee bonuses, commissions, related fringe benefits and profit sharing in the year ended December 31, 2018 as compared to the year ended December 31, 2017.

During the year ended December 31, 2017, $30.1 million was used in operating activities for changes to working capital, including increases in accounts receivable of $28.9 million, increases in prepaid and other assets of $1.6 million, increases in prepaid taxes of $5.1 million as a result of the TCJA which reduced the statutory rate resulting in taxes being overpaid, and increases in accounts payable and other accrued expenses of $5.5 million primarily due to an increases in accrued compensation. Accounts receivable increased primarily due to an increase in revenues of $78.8 million or 8.0% in the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Cash Flow from Investing Activities

For the six months ended June 30, 2020 as compared to June 30, 2019

For the six months ended June, 2020, net cash of $34.9 million was used in investing activities for purchases of property and equipment and capitalization of software development. For the six months ended June 30, 2019, net cash of $33.7 million was used in investing activities for purchases of property and equipment and capitalization of software development. This increase of $1.2 million was primarily due to increased capitalization of software development on capital projects primarily to enhance our information technology infrastructure and platforms to increase efficiencies, data security, and service line capabilities.

For the year ended December 31, 2019 as compared to the year ended December 31, 2018

For the year ended December 31, 2019, net cash of $66.4 million was used in investing activities for purchases of property and equipment and capitalization of software development. For the year ended December 31, 2018, net cash of $63.6 million was used in investing activities for purchases of property and equipment and capitalization of software development. This increase of $2.8 million was primarily due to increased capitalization of software development on capital projects primarily to enhance our information technology infrastructure and platforms to increase efficiencies, data security, and service line capabilities.

For the year ended December 31, 2018 as compared to the year ended December 31, 2017

For the year ended December 31, 2018, net cash of $63.6 million was used in investing activities for purchases of property and equipment and capitalization of software development. For the year ended December 31, 2017, net cash of $60.7 million was used for investing activities for purchases of property and equipment and capitalization of software development. This increase of $2.9 million was primarily due to increased capitalization of software development on capital projects primarily to enhance our information technology infrastructure and platforms to increase efficiencies, data security, and service line capabilities.

Cash Flow from Financing Activities

For the six months ended June 30, 2020 as compared to June 30, 2019

Cash flows provided by financing activities for the six months ended June 30, 2020 were $34 thousand consisting of $34 thousand of net borrowings on capital leases and $98.0 million of borrowings and repayments on the Revolver G taken as a precautionary measure due to the uncertainty of the COVID-19 pandemic. The Revolver G and associated interest was repaid on June 25, 2020.

Cash flows used in financing activities for the six months ended June 30, 2019 were $100.1 million consisting of $100.0 million of prepayments on our Term Loan G and $0.1 million net payments on capital leases.

For the year ended December 31, 2019 as compared to December 31, 2018

Cash flows used in financing activities for the year ended December 31, 2019 were $201.1 million primarily consisting of $100.0 million of prepayments on our Term Loan G and $101.0 million for the repurchase of Senior PIK Toggle Notes.

Cash flows used in financing activities for the year ended December 31, 2018 were $245.2 million primarily consisting of $245.0 million of prepayments on our Term Loan G. In addition, there was $5.0 million of borrowings on and repayments of our Revolver G.

For the year ended December 31, 2017

Cash flows used in financing activities for the year ended December 31, 2017 were $313.2 million consisting of $165.0 million of repayments of long-term debt, $1,287.0 million of proceeds from the issuance of Senior PIK Toggle Notes, $1,323.0 million of distribution of capital to shareholders, $96.7 million Class B Unit distribution in excess of vesting, $15.3 million for payment of debt issue costs, and $0.2 million of net payments on capital leases.

Term Loans and Revolvers

On June 7, 2016, in conjunction with the acquisition of the Company by Hellman & Friedman, the Company borrowed $3.5 billion with a group of lenders due and payable on June 7, 2023, creating the Term Loan G and settled all other outstanding term loans. The company has a $100.0 million revolving credit facility in conjunction with Term Loan G. On March 19, 2020 the Company activated $98.0 million of Revolver G as a precautionary measure due to the uncertainty of the COVID-19 pandemic. As there were no liquidity issues related to COVID-19, the Revolver G and associated interest was repaid on June 25, 2020.

The term loan and revolver are secured by a first priority lien on substantially all of the Company’s tangible and intangible property, including a pledge of all of the capital stock of each of its Subsidiaries.

Term Loan G was refinanced on June 12, 2017 to obtain an applicable margin on the interest rate lower by 1.00 % with terms otherwise similar to the former term loan, including a 2023 maturity and the same security and guarantee package. The proceeds of the new term loan were used to repay the Company’s existing term loan. As a result of the Term Loan G refinancing on June 12, 2017, and in accordance with GAAP, we incurred expenses of $20.1 million recorded as loss on extinguishment of debt, including the write off of $4.9 million of the term loan discount and $15.2 million of debt issuance costs. During the first quarter of 2018, the Company achieved a 25 basis point reduction in the margin of Term Loan G due to an improved leverage ratio, resulting in a lower interest rate of LIBOR plus 2.75%. These amounts are included in the loss on early extinguishments and modifications of debt in the accompanying consolidated statements of income and comprehensive income.

On July 2, 2020 the Company, the administrative agent and the revolving credit lenders agreed to amend the revolving credit maturity date to June 7, 2023, or September 1, 2022 should the aggregate principal outstanding on the Senior PIK Toggle Notes exceed $300 million on September 1, 2022.

For all our debt agreements with an interest rate dependent on LIBOR, the Company is currently assessing and monitoring how transitioning from LIBOR to an alternative reference rate may affect the company past 2021.

Interest on Term Loan G and Revolver G is calculated, at the Company’s option, as (a) LIBOR (or, with respect to the term loan facility only 1.00%, whichever is higher), plus the applicable margin, or (b) the highest rate of (1) prime rate, (2) the federal funds effective rate plus 0.50%, (3) LIBOR for an interest period of one month plus 1.00% and (4) 2.00% for Term Loan G and 0.00% for Revolver G, in each case plus an applicable margin of 2.00%. The interest rate in effect for Term Loan G was 4.69%, 5.55% and 4.69% as of December 31, 2019, 2018 and 2017 respectively. Interest expense was $144.2 million, $147.9 million and $147.4 million for the twelve month period ended December 31 2019, 2018 and 2017, respectively. These amounts are included in the accompanying consolidated statements of income and comprehensive income.

The Company is obligated to pay a commitment fee on the average daily unused amount of Revolver G. The annual commitment fee rate was 0.25% at December 31, 2019, 2018 and 2017. The fee can range from an annual rate of 0.25% to 0.50% based on the Company’s leverage ratio, as defined in the agreement. Commitment fees were $249,000, $248,000 and $377,000 for the twelve months ended December 31, 2019, 2018 and 2017, respectively. These amounts are included in interest expense in the accompanying consolidated statements of income and comprehensive income.

Senior Notes

On June 7, 2016 the Company sold $1.1 billion of 7.125% Senior Notes. The 7.125% Senior Notes are guaranteed on a senior unsecured basis jointly and severally by the Company and its subsidiaries and will mature on June 7, 2024. On November 18, 2016, MultiPlan sold $460.0 million of additional 7.125% Senior Notes at 103.5% plus accrued interest from June 7, 2016 to November 18, 2016 of $14.7 million. The notes were issued as additional notes under the same indenture governing our $1.1 billion of 7.125% Senior Notes. The proceeds of the sale were used to make a $385.0 million distribution to our Class A Unit holders and pay related fees and expenses of $6.9 million, and $98.9 million was transferred to the Company’s operating account.

The interest rate on the 7.125% Senior Notes is fixed at 7.125% and is payable semi-annually on June 1 and December 1 of each year. Annual interest expense on the 7.125% Senior Notes was $111.2 million in 2019, 2018 and 2017. These amounts are included in interest expense in the accompanying statements of income and comprehensive income.

The Company sold Senior PIK Toggle Notes of $1.3 billion on November 21, 2017. The Senior PIK Toggle Notes were issued with a 1.0% discount and will mature on December 1, 2022. The net proceeds of the Senior PIK Toggle Notes plus $28.6 million of operating cash were used to make distributions of $1.3 billion to Class A and B unit holders and pay related transaction expenses and debt issuance costs.

The interest rate on the Senior PIK Toggle Notes is fixed at 8.5% and is payable semi-annually on June 1 and December 1 of each year. Interest expense on the Senior PIK Toggle Notes was $107.0 million in 2019, $110.4 million in 2018 and $12.3 million in 2017. These amounts are included in the interest expense in the accompanying consolidated statements of income and comprehensive income.

During August and September of 2019, the Company repurchased and cancelled $121.3 million of the Senior PIK Toggle Notes. The cash repurchase of $101.0 million resulted in the recognition of a gain of $18.5 million as well as a write-off of the pro-rata share of debt issue costs of $1.0 million and discount of $0.8 million. The debt issuance costs and discount are included in interest expense in the accompanying consolidated statements of income and comprehensive income.

Debt covenants and events of default

The Company is subject to certain affirmative and negative debt covenants under Term Loan G, the 7.125% Senior Notes and the Senior PIK Toggle Notes that limit the Company and its subsidiaries the ability to engage in specific types of transactions. These covenants limit the Company and its subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue disqualified or preferred stock;

•	pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

•	make certain loans, investments or other restricted payments;

•	transfer or sell certain assets;

•	incur certain liens;

•	place restrictions on the ability of its subsidiaries to pay dividends or make other payments to the Company;

•	guarantee indebtedness or incur other contingent obligations;

•	consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its business units, assets or other properties; and

•	engage in transactions with the Company’s affiliates.

Under our debt agreements, a Change of Control is an immediate Event of Default (each as debited therein).

In addition, solely with respect to the Revolver G the Company is required to maintain a consolidated first lien debt to consolidated EBITDA ratio no greater than 7.60 to 1.00. Our consolidated first lien debt to consolidated EBITDA ratio was 3.52 times, 3.58 times, and 3.4 times as of June 30, 2020 and December 31, 2019 and 2018, respectively. As of June 30, 2020 and December 31, 2019 and 2018 the Company was in compliance with all of the debt covenants.

Contractual Obligations

As of December 31, 2019, through 2024, the estimated future principal payments due were as follows:

	Payments Due by Period
($ in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Long-term debt obligations(1):
Senior secured credit facilities:
Term Loan G	$2,710,000	$—	$2,710,000	$—	$—
7.125% notes due 2024	1,560,000	—	—	1,560,000	—
Senior PIK Toggle Notes	1,178,727	—	1,178,727	—	—
Finance lease obligations	187	86	101	—	—
Operating lease obligations	36,607	11,226	23,560	1,821	—
Total contractual obligations	$5,485,521	$11,312	$3,912,388	$1,561,821	$—

(1) Reflects principal amounts, not adjusted for any discounts or premiums.

Critical Accounting Policies

A critical accounting policy is one that is both important to the portrayal of a company’s financial condition and results and requires management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The Company’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”). Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The Company bases these determinations upon the best information available to it during the period in which the Company accounts for its financial condition and results. The Company’s estimates and assumptions could change materially as conditions within and beyond its control change or as further information becomes available. The Company records changes in its estimates in the period the change occurs.

The following is a discussion of the Company’s critical accounting policies and the related management estimates and assumptions necessary in determining the value of related assets, liabilities, revenues and expenses.

Revenue Recognition

We derive revenues from contracts with customers by selling various cost containment services and solutions. Variable consideration is estimated using the expected value method based on our historical experience and best judgment at the time. Due to the nature of our arrangements, certain estimates may be constrained if it is probable that a significant reversal of revenue will occur when the uncertainty is resolved. For our PSAV contracts, portions of revenue that is recognized and collected in a reporting period may be returned or credited in subsequent periods. These credits are the result of payors not utilizing the discounts that were initially calculated, or differences between the Company’s estimates of savings achieved for a customer and the amounts self-reported in the following month by that same customer. Significant judgment is used in constraining estimates of variable consideration, and these estimates are based upon both client-specific and aggregated factors that include historical billing and adjustment data, client contract terms, and performance guarantees. We update our estimates at the end of each reporting period as additional information becomes available.

See Note 2 to our annual consolidated financial statements included elsewhere in the Proxy Statement for further discussion.

Goodwill

Goodwill is calculated as the excess of the purchase price in an acquisition over the fair value of identifiable net assets acquired. Acquired intangible assets are separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of the Company’s intent to do so.

The Company assesses the impairment of its goodwill at least annually on June 30 and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Important factors that may trigger an impairment review include but are not limited to:

•	significant underperformance relative to historical or projected future operating results;

•	significant changes in the manner of use of the acquired assets or the strategy for the overall business;

•	significant negative industry or economic trends; and

•	significant decline in the Company’s estimated enterprise value relative to carrying value.

The Company is required to write down its goodwill and indefinite-lived intangible assets if they are determined to be impaired. The Company tests its goodwill for impairment at the reporting unit level. The Company recognizes an impairment charge for the amount, if any, by which the carrying amount of the reporting unit, including goodwill, exceeds its fair value. The carrying value is the reporting unit’s carrying amount after all of the reporting unit’s other assets (excluding goodwill) have been adjusted for impairment, if necessary, under other applicable GAAP. The Company establishes fair values using a (i) discounted cash flow analysis, (ii) comparable public company analysis and (iii) comparable acquisitions analysis. Equal weight was given to the three approaches. We completed our 2019 assessment of goodwill for impairment and determined no impairment existed as of June 30, 2019.

The following table shows the range of significant assumptions in the development of the goodwill assessment:

For the Year Ended December 31,
Range of Significant Unobservable Inputs	2019	2018	2017
Long term growth rate	2.75% to 3.25%	2.75% to 3.25%	2.75% to 3.25%
Discount rate	9.75% to 10.25%	10.25% to 10.75%	9.75% to 10.25%
Public company EBITDA multiples	10.0x to 11.0x	10.0x to 12.0x	10.0x to 12.0x
Acquisition EBITDA multiples	11.0x to 12.0x	11.0x to 12.0x	11.0x to 12.0x

The Company is not aware of any triggering events subsequent to the impairment review, and concluded no impairment exists as of June 30, 2020 and December 31, 2019.

Stock-Based Compensation

Stock-based compensation expense includes costs associated with Units awarded to certain members of key management. Stock-based compensation is measured at the grant date based on the fair value of the Unit and is recognized as compensation expense, net of forfeitures, over the applicable requisite service period of the Unit. The fair value of the Units is remeasured at each reporting period. Based on this put right available to the employee participants, stock-based compensation Units have been accounted for as liability classified within Holdings’ consolidated financial statements and the Company recorded these Units within shareholders’ equity as an equity contribution from Holdings based on the fair value of the outstanding Units at each reporting period.

Each individual award is comprised of time vesting Units (“Time Vesting Units”) and performance vesting Units (“Performance Vesting Units”). Time Vesting Units and Performance Vesting Units vest based on the vesting dates and the achievement of certain performance measures as defined in each Agreement. The Company amortizes the Time Vesting Units on a straight line basis, and the Performance Vesting Units on a graded vesting basis.

We determine the fair value of our awards based on (i) the customized payout structure of the subject Units, (ii) liquidity timing, and (iii) vesting hurdles, as applicable, based on the output of Monte Carlo simulations. The simulation was based on a risk neutral framework which is a common technique for valuing financial derivatives that possess optionality.

Changes in the assumptions made on (i) liquidity dates, (ii) volatility, (iii) discount rates and (iv) the risk-free rate can materially affect the estimate of fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop. The liquidity dates represent the amount of time that Units granted are expected to be outstanding, based on forecasted exercise behavior. The risk-free rate is based on the US Treasury constant maturity yield commensurate with the remaining term for each liquidity date assumption. Expected volatility is estimated based on the re-levered equity volatility. Additionally, we estimate the discount for lack of marketability for privately held securities using the average rate protective put method that estimates the discount based on the average price over the restriction period rather than based on the final price. On a quarterly basis with our valuation, we will continue to evaluate the necessity of a discount for lack of marketability. If at such a time that these are no longer privately held securities and shares are available on an open market, this discount will not be necessary.

See Note 14 of the annual consolidated financial statements for further discussion.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax assets are recognized for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards if it is more likely than not that the tax benefits will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company evaluates a variety of factors on a regular basis to determine the amount of deferred income tax assets to recognize in the financial statements, including its recent earnings history, current and projected future taxable income, the number of years its net operating loss and tax credits can be carried forward, the existence of taxable temporary differences, any changes in current tax law, such as the CARES Act that was signed into law on March 27, 2020, the TCJA and available tax planning strategies.

The CARES Act included certain changes to corporate income taxes. Specifically, the CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary changes to the prior and future limitations on interest deductions, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property, and the creation of certain payroll tax credits associated with the retention of employees. The Company has assessed these impacts during the first quarter of 2020 and noted the largest impact is due to the tax law change related to the interest disallowance rules retroactive to 2019. As a result of the retroactive nature of this change, during the six months ended June 30, 2020 the Company has recorded an adjustment to increase our net deferred tax liability by $32.4 million related to 2019. The other aspects of the CARES Act did not have a material effect to the Company.

Additionally, the TCJA included significant changes to the Internal Revenue Code which impacts the Company’s deferred income taxes. The technical provisions effective in 2018 included, among others, the interest expense deduction limitations on both unrelated and related party debt, new deemed foreign income inclusions under Global Intangible Low-Taxed Income regime, the Foreign Derived Intangible Income deduction for goods and services produced in the U.S. and sold to foreign customers as well as the repeal of the Code Section 199 deduction. There is also a limitation on the utilization of net operating losses (“NOLs”) arising in taxable years beginning after December 31, 2017 to 80% of taxable income with an indefinite carryforward (provided the CARES Act temporarily removed this 80% limitation for NOL carryforwards to taxable years beginning prior to January 1, 2021 and allowed a five-year carryback for NOLs arising in taxable years beginning after December 31, 2017 and prior to January 1, 2021), the Corporate Alternative Minimum Tax was repealed and certain investments in new and used property made after September 27, 2017 may be fully expensed. The Company analyzed the various aspects of the TCJA and the main impact during the year ended December 31, 2018 is the interest expense limitation and reduction of the tax rate. As of the fourth quarter ended December 31, 2019, the effects on the Company’s income tax related to the TCJA are final.

The Company evaluates a variety of factors on a regular basis to determine the recoverability of its deferred income tax assets. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. This includes the Company’s earnings history, current and projected future taxable income; expiration periods of the Company’s NOL carry forwards, the existence of taxable temporary differences and available tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. We believe that our income tax reserves are adequate; however, amounts asserted by taxing authorities could be greater or less than amounts accrued and reflected in our consolidated balance sheets. Accordingly, we could record adjustments to the amounts for federal and state tax-related liabilities in the future as we revise estimates or we settle or otherwise resolve the underlying matters. In the ordinary course of business, we may take new positions that could increase or decrease our unrecognized tax benefits in future periods. To the extent that the tax outcome of these matters changes, such changes in estimate will impact the income tax provision in the period in which such determination is made. Management believes that the ultimate resolution of potential tax adjustments and contingencies will not have a material adverse effect on the Company’s financial condition, annual results of operations, or cash flows.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Customer Concentration

Two customers individually accounted for 35% and 20% of revenues during the year ended December 31, 2019. During the year ended December 31, 2018, two customers individually accounted for 30% and 20% of revenues. During the year ended December 31, 2017, two customers individually accounted for 31% and 18% of revenues. The loss of the business of one or more of the Company’s larger customers could have a material adverse effect on the Company’s results of operations.

Recent Accounting Pronouncements

See Notes to the consolidated financial statements for recent accounting pronouncements.

Quantitative and Qualitative Disclosure about Market Risk

As a result of our financing activities, we are exposed to market risks that may affect our consolidated results of operations and financial position. These market risks include fluctuations in interest rates, which impact the amount of interest we must pay on our variable-rate debt. Other than the interest rate swaps described below, financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

Trade accounts receivable include amounts billed and currently due from customers, amounts currently due but unbilled, certain estimated contract changes, claims in negotiation that are probable of recovery, and amounts retained by the customer pending contract completion. We continuously monitor collections and payments from customers. Based upon historical experience and any specific customer collection issues that have been identified, we record a provision for estimated credit losses, as deemed appropriate.

While such credit losses have historically been within our expectations, we cannot guarantee that we will continue to experience the same credit loss rates in the future.

Interest Rate Risks.   We are exposed to changes in interest rates. Borrowings under our senior secured credit facilities are variable rate debt. Interest rate changes generally impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant. A 100-basis point increase (decrease) in the variable interest rates under Term Loan G would result in a $27.2 million increase (decrease) in interest expense, per annum on our borrowings.

We may manage our exposure to fluctuations in interest rates with respect to our new senior secured credit facilities by entering into interest rate swap or cap agreements. From time to time, we have entered into interest rate swap and cap agreements or other financial instruments in the normal course of business for purposes other than trading. These financial instruments were used to mitigate interest rate or other risks, although to some extent they exposed us to market risks and credit risks. The Company currently has no derivative instruments and had no derivatives in 2019 and 2018.

We controlled the credit risks associated with these instruments through the evaluation of the creditworthiness of the counterparties. In the event that the counterparty failed to meet the terms of a contract or agreement then our exposure would have been limited to the current value, at that time, of the interest rate differential, not the full notional or contract amount. Management believes that such contracts and agreements were executed with creditworthy financial institutions. As such, we considered the risk of nonperformance to be remote.

In July 2017 the United Kingdom Financial Conduct Authority announced its intention to phase out LIBOR rates by the end of 2021. The effect of any changes in the methods by which LIBOR is determined, or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere cannot be predicted. Such developments may cause LIBOR to perform differently than the past, including sudden or prolonged increases or decreases in LIBOR, or LIBOR may cease to exist resulting in the application of a successor base rate under our credit facilities. Either development could have unpredictable effects on our interest payment obligations, including an increase in interest payments under our credit facilities.

Internal Controls of Financial Reporting

In connection with the preparation of the Proxy Statement and our preparation for the audits of our consolidated financial statements as of December 31, 2018 and 2019, and for the years ended December 31, 2017, 2018 and 2019, we identified two material weaknesses in our internal control over financial reporting:

•	We did not maintain a sufficient complement of resources with an appropriate level of accounting knowledge and experience commensurate with the financial reporting requirements for a public company, including condensed timelines to close and sufficient oversight of internal control over financial reporting.

•	We did not maintain sufficient formal accounting policies, procedures, and controls for accounting and financial reporting with respect to the requirements and application of public company financial reporting requirements.

Our remediation efforts will include the hiring of additional resources, with the requisite knowledge of accounting and financial reporting, sufficient to meet the needs of a public company in the United States. We will also develop and maintain formal accounting policies, procedures and controls for accounting and financial reporting. In addition, as of the date of the Proxy Statement:

•	We have engaged a third-party to identify and hire a Chief Accounting Officer with the requisite skills in public company financial reporting. We expect the new Chief Accounting Officer to commence employment prior to the closing of this transaction.

•	We have engaged third-party consulting firms to help us review and develop formal accounting policies, procedures and controls for accounting and financial reporting with respect to the requirements and application of public company financial reporting requirements.

Exhibit 99.3

FREQUENTLY USED TERMS

Unless otherwise stated in this Exhibit 99.3 or the context otherwise requires, references to:

“Available Closing Acquiror Cash” are to (x) all amounts in the trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (y) the aggregate amount of cash that has been funded to and remains with Churchill pursuant to the Subscription Agreements as of immediately prior to the closing;

“Churchill” are to Churchill Capital Corp III, a Delaware Corporation;

“Churchill’s Class A common stock” are, prior to consummation of the Transactions, to Churchill’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to the Class A common stock, par value $0.0001 per share of the post-combination company;

“Churchill’s Class B common stock” are to Churchill’s Class B common stock, par value $0.0001 per share;

“Common PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such investors have agreed to subscribe for (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000 and (y) warrants to purchase 6,500,000 shares of Churchill’s Class A Common Stock (for each share of Churchill’s Class A common stock subscribed, the investor shall receive 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions). The Common PIPE Investment is subject to an original issue discount (payable in additional shares of Churchill’s Class A common stock) of 1% for subscriptions of $250,000,000 or less and 2.5% for subscriptions of more than $250,000,000, which will result in an additional 2,050,000 shares of Churchill’s Class A common stock being issued;

“Common PIPE Investors” are to the investors participating in the Common PIPE Investment;

“Common PIPE Subscription Agreements” are to the common stock subscription agreements entered into (a) by and between Churchill and the PIF (the “PIF Common Subscription Agreement”) and (b) by and among Churchill, Holdings and MultiPlan Parent, on the one hand, and certain investment funds, on the other hand, (the “Other Common Subscription Agreements”), in each case, dated as of July 12, 2020 and entered into in connection with the Common PIPE Investment;

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“Common PIPE Warrants” are to the warrants issued in connection with the Common PIPE Investment;

“common stock” are to Churchill’s Class A common stock and Churchill’s Class B common stock;

“Convertible Notes” are to the senior PIK notes to be issued by Churchill in connection with the Convertible PIPE Investment;

“Convertible PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such Convertible PIPE Investors have agreed to buy $1,300,000,000 in aggregate principal amount of Convertible Notes;

“Convertible PIPE Investors” are to the investors participating in the Convertible PIPE Investment;

“First Merger Sub” are to Music Merger Sub I, Inc.;

“H&F” or “Hellman & Friedman” are to Hellman & Friedman Capital Partners VIII, L.P.;

“H&F Holder” are to H&F and certain of its affiliates;

“Holdings” are to Polaris Investment Holdings, L.P.;

“KG” are to The Klein Group, LLC;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill, MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub;

“Mergers” are to, together, (i) the merger of First Merger Sub with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (ii) immediately following and as part of the same transaction as the First Merger, the merger of MultiPlan Parent with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”);

“MultiPlan” are to, unless the context otherwise requires, collectively, MultiPlan Parent and its consolidated subsidiaries;

“MultiPlan Parent” are to Polaris Parent Corp., a Delaware Corporation;

“PIF” are to The Public Investment Fund of The Kingdom of Saudi Arabia;

“Polaris Intermediate” are to Polaris Intermediate Corp., a Delaware corporation and direct, wholly owned subsidiary of the Company;

“Proxy Statement" are to Churchill’s preliminary Proxy Statement dated July 31, 2020;

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“Second Merger Sub” are to Music Merger Sub II LLC;

“Senior PIK Toggle Notes” are to the 8.500% / 9.250% Senior PIK Toggle Notes due 2022 issued by Polaris Intermediate under the Senior PIK Toggle Notes Indenture;

“Senior PIK Toggle Notes Indenture” are to to that certain Indenture, dated as of November 21, 2017, by and among Polaris Intermediate and Wilmington Trust, National Association, as trustee, as amended, restated, modified, supplemented or waived;

“Sponsor” are to Churchill Sponsor III, LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill’s directors and officers hold membership interests;

“Subscription Agreements” are to, collectively, the Common PIPE Subscription Agreements and the Convertible PIPE Subscription Agreements; and

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

MultiPlan Parent is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

On February 19, 2020, Churchill consummated its initial public offering (the “Churchill IPO”) of 110,000,000 units, including 10,00,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Class A common stock and one-fourth of one warrant, each whole warrant to purchase one share of Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $1,100,000,000. Simultaneously with the consummation of the Churchill IPO, Churchill consummated the private placement of 23,000,000 warrants at a price of $1.00 per warrant, generating total proceeds of $23,000,000. Transaction costs amounted to $57,620,020 consisting of $18,402,000 of underwriting fees, $38,500,000 of deferred underwriting fees and $718,020 of other offering costs.

Following the consummation of the Churchill IPO, $1,100,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for Churchill’s initial public offering, these proceeds will not be released until the earlier of the completion of an initial business combination and Churchill’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

On July 12, 2020, Churchill entered into the Merger Agreement with MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, which among other things, provides for (i) First Merger Sub to be merged with and into MultiPlan Parent with MultiPlan Parent surviving the First Merger and (ii) MultiPlan Parent to be merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Churchill.

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Holdings, as agent on behalf of Holdings’ equityholders, will be equal to $5,678,000,000 (the “Closing Merger Consideration”) and will be paid in a combination of stock and cash consideration. The cash consideration will be an amount equal to (i) (x) all amounts in the Churchill trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (y) the aggregate amount of cash that has been funded to and remains with Churchill pursuant to the Subscription Agreements as of immediately prior to the closing of the Transactions, minus (ii) the aggregate principal amount of MultiPlan Parent’s outstanding Senior PIK Toggle Notes (excluding any accrued and unpaid interest or applicable premium thereunder) (such amount, the “Closing Cash Consideration”); provided, that in no event will the Closing Cash Consideration be greater than $1,521,000,000. If the closing of the Transactions occurs when less than all of the Convertible PIPE Investment has been funded to Churchill and the Closing Cash Consideration as otherwise determined in accordance with the definition thereof would be less than $1,521,000,000, then (other than in specified circumstances), the Closing Cash Consideration will be increased, notwithstanding such calculation to $1,521,000,000. The remainder of the Closing Merger Consideration will be paid in shares of Churchill’s Class A common stock in an amount equal to $10.00 per share (the “Closing Share Consideration”).

In connection with the execution of the Merger Agreement, certain Churchill stockholders that have entered into the Voting and Support Agreements (the “Voting and Support Agreements”) and the Non-Redemption Agreements (the “Non-Redemption Agreements”) (the “Covered Stockholders”) entered into the Non-Redemption Agreements with Churchill, Holdings and MultiPlan Parent, pursuant to which, among other things, such Covered Stockholders (owning in the aggregate 28,979,500 shares of Churchill’s Class A common stock (the “Covered Shares”)) agreed not to elect to redeem or tender or submit for redemption any shares of Churchill’s Class A common stock held by such Covered Stockholders. The Non-Redemption Agreements generally prohibit the Covered Stockholders from transferring, or permitting to exist any liens on, any Covered Shares held by such Covered Stockholders prior to the termination of the Non-Redemption Agreements, if such lien would prevent such Covered Stockholders from complying with their respective obligations thereunder. Certain of the Non-Redemption Agreements permit the Covered Stockholder party thereto to transfer its Covered Shares following the date that the closing price of the shares of Churchill’s Class A common stock equals or exceeds $15.00 per share, as adjusted for certain events, for any fifteen (15) trading days within any consecutive twenty (20) trading day period commencing on July 30, 2020. A total of 3,550,000 Covered Shares are subject to the foregoing permitted transfer provisions of the Non-Redemption Agreements.

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In connection with and contingent upon the Merger Agreement, MultiPlan Parent and Holdings entered into the Voting and Support Agreements with certain Churchill stockholders pursuant to which such stockholders have agreed to vote in favor of the business combination proposal and the other proposals described in the Proxy Statement. Under the Voting and Support Agreements, when taken together with the Sponsor’s agreement to vote in favor of the proposals described in the Proxy Statement, approximately 41% of the outstanding common stock of Churchill has agreed to vote in favor of the proposals described in this Proxy Statement.

Pursuant to the Common PIPE Investment, Churchill has agreed to issue and sell to the Common PIPE Investors, and the Common PIPE Investors have agreed to purchase, (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000, (y) warrants to purchase 6,500,000 shares of Churchill’s Class A common stock (for each share of Churchill’s Class A common stock subscribed, the Common PIPE Investor shall also receive 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions) and (z) an additional 2,050,000 shares of Churchill’s Class A common stock being issued in lieu of an original issue discount (with subscriptions of $250,000,000 or less entitled to a number of shares of Churchill’s Class A common stock equal to a 1% original issue discount and subscriptions of more than $250,000,000 entitled to a number of shares of Churchill’s Class A common stock equal to a 2.5% original issue discount). The shares of Class A common stock described in clause (x) and clause (z) of the preceding sentence are referred to herein as the “Common PIPE Shares.”

Pursuant to the Convertible PIPE Investment, the Convertible PIPE Investors will provide convertible debt financing in the form of Convertible Notes to be issued by Churchill in the aggregate principal amount of $1,300,000,000. The Convertible Notes will mature in seven years. The coupon rate of the Convertible Notes is, at Churchill’s option, 6% per annum payable semi-annually in arrears in cash or 7% per annum payable semi-annually in arrears in-kind. Holders may convert the Convertible Notes into shares of Churchill’s Class A common stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. The Convertible Notes are being issued with an original issue discount of 2.5%.

Churchill has engaged KG to act as Churchill’s financial advisor in connection with the Mergers. Pursuant to this engagement, Churchill will pay KG a transaction fee of $15,000,000 and a placement fee of $15,500,000 (of which up to $15,000,000 shall be payable in shares of Churchill’s Class A common stock based on $10.00 per share), which shall be earned upon the closing of the Mergers and such engagement shall be terminated in full at such time.

In connection with the Merger Agreement, Churchill issued the unsecured promissory note (the "Note") in the principal amount of $1,500,000 to Churchill Sponsor III, LLC (the "Sponsor"). The Note bears no interest and is repayable in full upon the closing of Mergers. The Sponsor has the option to convert any unpaid balance of the Note into the warrants to purchase Churchill’s Class A common stock pursuant to the terms of the Note, on terms identical to the terms of the private placement warrants (the "Working Capital Warrants"). The terms of any such Working Capital Warrants are identical to the terms of Churchill’s existing private placement warrants held by the Sponsor. The proceeds of the Note will be used to fund expenses related to Churchill’s normal operating expenses and other transactional related expenses.

In order to facilitate the consummation of the Mergers, MultiPlan Parent has agreed to undergo a recapitalization pursuant to which, among other things, the aggregate number of authorized shares of MultiPlan Parent’s common stock will be increased to an aggregate of 30,880,280 shares, consisting of shares of Class A common stock, par value $0.001 per share, each having two votes per-share on all voting matters, and shares of Class B common stock, par value $0.001 per share, each having one vote per-share on all voting matters, and MultiPlan Parent’s existing capital stock will be exchanged for such new shares of Class A common stock and Class B common stock, as applicable.

The consummation of the Mergers will constitute a definitive liquidity event under the agreements governing the Unit awards and as a result all unvested Units will vest immediately prior to such liquidity event. MultiPlan Parent records these awards within shareholders’ equity as an equity contribution from Holdings based on the fair value of the outstanding Units at each reporting period. The settlement of these awards will be made in a combination of cash and shares of Churchill’s Class A common stock and is included in the aggregate consideration paid to MultiPlan Parent Owners.

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Transaction costs include $20,000,000 of transaction bonuses approved by the compensation committee that will be paid to employees, including executive officers, after consummation of the Transactions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited condensed balance sheet of Churchill as of June 30, 2020 with the unaudited condensed consolidated balance sheet of MultiPlan Parent as of June 30, 2020, giving effect to the Transactions as if they had been consummated on that date, including the following: (a) the Common PIPE Investment and the Convertible PIPE Investment were funded in full and the securities described above were issued, (b) the Senior PIK Toggle Notes were redeemed in full, (c) 1,500,000 shares of Churchill’s Class A common stock were issued to KG in partial payment of the placement fee as described above, (d) the entire Note was converted into Working Capital Warrants, (e) all of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted to shares of Churchill’s Class A common stock on a one-for-one basis and (f) 415,700,000 shares of Churchill’s Class A common stock were issued as Closing Share Consideration and $1,521,000,000 of Closing Cash Consideration was paid to Holdings as agent on behalf of Holdings’ equityholders.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2020 combines the unaudited condensed statements of income and comprehensive income of Churchill for the six months ended June 30, 2020 with the unaudited condensed consolidated statements of loss and comprehensive loss of MultiPlan Parent for the six months ended June 30, 2020. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 combines the audited statements of income and comprehensive income of Churchill for the year ended December 31, 2019 with the audited consolidated statements of income and comprehensive income of MultiPlan Parent for the year ended December 31, 2019. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the Transactions as if they had occurred as of January 1, 2019, including the following: (a) the Common PIPE Investment and the Convertible PIPE Investment were funded in full and the securities described above were issued, (b) the Senior PIK Toggle Notes were redeemed in full, (c) 1,500,000 shares of Churchill’s Class A common stock were issued to KG in partial payment of the placement fee as described above, (d) the entire Note converted into Working Capital Warrants, (e) all of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted to shares of Churchill’s Class A common stock on a one-for-one basis and (f) 415,700,000 shares of Churchill’s Class A common stock were issued as Closing Share Consideration and $1,521,000,000 of Closing Cash Consideration was paid to Holdings as agent on behalf of Holdings’ equityholders.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is based on information currently available and the assumptions and estimates described herein. The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Churchill was derived from the unaudited financial statements of Churchill as of and for the six months ended June 30, 2020 and from the audited financial statements of Churchill for the year ended December 31, 2019, included elsewhere in the Proxy Statement. The historical financial information of MultiPlan Parent was derived from the unaudited condensed consolidated financial statements of MultiPlan Parent as of and for the six months ended June 30, 2020 and from the audited consolidated financial statements of MultiPlan Parent for the year ended December 31, 2019, included elsewhere in the Proxy Statement. This information should be read together with Churchill’s and MultiPlan Parent’s audited and unaudited financial statements and related notes, the sections titled “Other Information Related to Churchill,” “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “MultiPlan Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement.

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Accounting for the Transactions

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Churchill will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MultiPlan Parent issuing shares of common stock for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

MultiPlan Parent has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

• The existing MultiPlan Parent shareholders (the “MultiPlan Parent Owners”) will have the majority ownership interest and voting interest in the combined entity under the no redemptions and maximum redemptions scenarios described below with over 60% ownership and voting interests under both scenarios;

• the combined company’s board of directors will initially consist of nine directors: three of whom will initially be appointed by the H&F Holder, three of whom will initially be appointed by the Sponsor, two independent directors and one of whom will be the combined company’s chief executive officer. Two additional members will also be appointed as independent directors by the H&F Holder (subject to the Sponsor’s consent); and

• MultiPlan Parent is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Transactions and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that MultiPlan Parent is the accounting acquirer in the Transactions.

Description of the Transactions

The following represents the aggregate stock consideration issued by Churchill at the closing of the Transactions (the “Closing”) assuming that the Closing Share Consideration consists of 415,700,000 newly issued shares of Churchill valued at $10.00 per share, the Closing Cash Consideration is $1,521.0 million and (x) no Churchill public shareholder seeks redemption of Churchill public shares or (y) the maximum number of redemptions of Churchill public shares that meet all of the conditions to permit consummation of the Transactions.

(in millions)	Assuming No Redemptions	Assuming Maximum Redemptions*
Share issuance to MultiPlan Parent Owners(1)	$4,157.0	$4,157.0
Shares previously issued to Churchill public shareholders(1)	1,100.0	254.3
Share issuance to the Sponsor (or any of its affiliates)(1)(2)	290.0	290.0
Share issuance to Purchasers of the Common PIPE Shares(1)	1,321.0	1,321.0
Share consideration – at Closing(3)	$6,868.0	$6,022.3

*Shares subject to the Maximum Redemption is determined by assuming the trust cash available for redemption is $1,100,000,000, the redemption price is $10.00 per share and 25,429,500 Covered Shares will not be redeemed due to the Non-Redemption Agreements.

(1) Shares of Churchill issued as set forth in the Merger Agreement at a price of  $10.00 per share.

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(2) Includes 1,500,000 shares of Churchill’s Class A common stock to be issued to KG in partial payment of the placement fee as described above. Assumes all of Churchill’s 27,500,000 outstanding shares of Class B common stock are converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis.

(3) Excludes the impact of the shares of common stock underlying the (a) Common PIPE Warrants, (b) Convertible Notes, (c) Working Capital Warrants, (d) warrants issued in the Churchill IPO and (e) the private placement warrants. See Note 3 to Unaudited Pro Forma Condensed Combined Financial Information, “Earnings Per Share.”

The value of share consideration issuable at the Closing to the MultiPlan Parent Owners and the Churchill public shareholders is assumed to be $10.00 per share. The Transactions are accounted for as a reverse recapitalization, therefore any change in Churchill’s trading price will not impact the pro forma financial statements because MultiPlan Parent will account for the acquisition of Churchill based on the amount of net assets acquired upon consummation.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of cash redemptions of Churchill’s common stock:

• Assuming No Redemptions:   This presentation assumes that no Churchill public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Churchill’s trust account.

• Assuming Maximum Redemptions:   This presentation assumes that Churchill public stockholders holding 84.6 million of Churchill’s public shares (i.e., all of Churchill’s public shares other than those Covered Shares that are not subject to permitted transfer provisions in the Non-Redemption Agreements as described above) exercise their redemption rights and that such shares are redeemed for their pro rata share (assuming $10.00 per share) of the funds in Churchill’s trust account for aggregate redemption proceeds of  $845.7 million. Under the Merger Agreement, the consummation of the Transactions is conditioned upon, among other things, the amount of Available Closing Acquiror Cash not being less than $2,700.0 million. This scenario gives effect to the maximum number of redemptions that meet all of the conditions to permit consummation of the Transactions.

The following summarizes the pro forma shares outstanding under the two scenarios:

(shares in millions)	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Share issuance to the MultiPlan Parent Owners	415.7		415.7
Total MultiPlan Parent Owners shares	415.7	60.5%	415.7	69.0%
Shares held by current Churchill public shareholders	110.0		110.0
Less: public shares redeemed(1)	—		84.6
Total held by current Churchill public shareholders	110.0	16.0%	25.4	4.2%
Shares held by the Sponsor (or any of its affiliates)(2)	29.0	4.2%	29.0	4.8%
Common PIPE Shares	132.1	19.2%	132.1	21.9%
Net Churchill shares, Sponsor Shares and Common PIPE Shares	271.1	39.5%	186.5	31.0%
Pro Forma Shares Outstanding(3)	686.8	100.0%	602.2	100.0%

(1) Public shares estimated to be redeemed calculated as 110.0 million public shares outstanding less 25.4 million Covered Shares that will not be redeemed due to the Non-Redemption Agreements.

(2) Includes 1,500,000 shares of Churchill’s Class A common stock to be issued to KG in partial payment of the placement fee as described above. Assumes all of Churchill’s 27,500,000 outstanding shares of Class B common stock are converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis, including 12,404,080 of such shares that will unvest as of the closing of the Transactions and will revest at such time as, during the 4-year period starting on the 1-year anniversary of the closing of the Transactions and ending on the 5-year anniversary of the closing of the Transactions, the closing price of Churchill’s Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period.

(3) Pro Forma Shares Outstanding includes Closing Share Consideration of 415.7 million shares and the Common PIPE Shares but does not give effect to the shares of common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.

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Pro Forma Condensed Combined Balance Sheet
As of June 30, 2020
(Unaudited)
(in thousands, except share and per share data)

	As of June 30, 2020				As of June 30, 2020			As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Combined (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Assets
Current assets:
Cash and cash equivalents	$2,956	$178,860	$1,104,209	(A)	$995,130	$1,104,209	(A)	$149,130
	—	—	(38,500)	(B)	—	(38,500)	(B)	—
	—	—	(38,000)	(C)	—	(38,000)	(C)	—
	—	—	(51,745)	(D)	—	(51,745)	(D)	—
	—	—	1,300,000	(E)	—	1,300,000	(E)	—
	—	—	1,267,500	(F)	—	1,267,500	(F)	—
	—	—	(1,210,650)	(G)	—	(1,210,650)	(G)	—
	—	—	1,500	(J)	—	1,500	(J)	—
	—	—	(1,521,000)	(K)	—	(1,521,000)	(K)	—
	—	—	—		—	(846,000)	(N)	—
Trade accounts receivable, net	—	54,004	—		54,004	—		54,004
Prepaid expenses and other current assets	398	3,456	—		3,854	—		3,854
Prepaid software and maintenance	—	8,616	—		8,616	—		8,616
Prepaid taxes	—	7,686	—		7,686	—		7,686
Total current assets	3,354	252,622	813,314		1,069,290	(32,686)		223,290
Marketable securities held in Trust Account	1,104,209	—	(1,104,209)	(A)	—	(1,104,209)	(A)	—
Property and equipment, net	—	182,011	—		182,011	—		182,011
Operating lease right-of-use asset	—	25,887	—		25,887	—		25,887
Goodwill	—	4,142,013	—		4,142,013	—		4,142,013
Client relationships intangible, net	—	2,998,649	—		2,998,649	—		2,998,649
Provider network intangible, net	—	653,667	—		653,667	—		653,667
Other intangibles, net	—	67,300	—		67,300	—		67,300
Other assets	1	11,040	—		11,041	—		11,041
Total assets	$1,107,564	$8,333,189	$(290,895)		$9,149,858	$(1,136,895)		$8,303,858
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,512	$8,352	$(1,390)	(C)	$7,294	$(1,390)	(C)	$7,294
	—	—	(1,180)	(D)	—	(1,180)	(D)	—
Accrued interest	—	17,895	(8,349)	(G)	9,546	(8,349)	(G)	9,546
Income tax payable	452	—	—		452	—		452
Operating lease obligations	—	9,649	—		9,649	—		9,649
Accrued compensation	—	22,855	—		22,855	—		22,855
Accrued legal	—	9,835	—		9,835	—		9,835
Accrued administrative fees	—	3,345	—		3,345	—		3,345
Other accrued expenses	—	11,526	—		11,526	—		11,526
Total current liabilities	1,964	83,457	(10,919)		74,502	(10,919)		74,502
Long-term debt	—	5,406,138	1,023,806	(F)	5,264,729	1,023,806	(F)	5,264,729
	—	—	(1,165,215)	(G)	—	(1,165,215)	(G)	—
Operating lease obligations	—	18,635	—		18,635	—		18,635
Deferred income taxes	—	861,309	56,781	(F)	918,090	56,781	(F)	918,090
Deferred underwriting fee payable	38,500	—	(38,500)	(B)	—	(38,500)	(B)	—
Total liabilities	40,464	6,369,539	(134,047)		6,275,956	(134,047)		6,275,956

See accompanying notes to unaudited pro forma condensed combined financial information.

9

	As of June 30, 2020				As of June 30, 2020			As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Commitments and contingencies:
Common stock subject to possible redemption	1,062,100		(1,062,100	)(I)	—	(1,062,100	)(I)	—
Shareholders’ equity:
Shareholder interests
Shareholder Shares, 1,000 shares authorized (500 Series A and 500 Series B), issued and outstanding 5 shares of Series A and 5 shares of Series B as of June 30, 2020	—	—	—		—	—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—	—		—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 4,141,928 and no shares issued and outstanding (excluding 105,858,072 and no shares subject to possible redemption) at June 30, 2020	—	—	13	(E)	70	13	(E)	62
	—	—	42	(K)		42	(K)	—
	—	—	14	(I)		14	(I)	—
	—	—	2	(M)		2	(M)	—
	—	—	—			(8	)(N)	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 27,500,000 shares issued and outstanding at June 30, 2020	3	—	(3	)(I)	—	(3	)(I)	—
Contributed capital	3,302	1,384,928	(26,000	)(C)	2,650,232	(26,000	)(C)	1,804,240
	—	—	(20,000	)(D)	—	(20,000	)(D)	—
	—	—	1,299,987	(E)	—	1,299,987	(E)	—
	—	—	186,913	(F)	—	186,913	(F)	—
	—	—	1,695	(H)	—	1,695	(H)	—
	—	—	1,062,089	(I)	—	1,062,089	(I)	—
	—	—	1,500	(J)	—	1,500	(J)	—
	—	—	(1,521,042	)(K)	—	(1,521,042	)(K)	—
	—	—	276,861	(L)	—	276,861	(L)	—
	—	—	(2	)(M)	—	(2	)(M)	—
	—	—	—		—	(845,992	)(N)	—
Retained earnings	1,695	578,722	(10,610	)(C)	223,600	(10,610	)(C)	223,600
	—	—	(30,565	)(D)	—	(30,565	)(D)	—
	—	—	(37,086	)(G)	—	(37,086	)(G)	—
	—	—	(1,695	)(H)	—	(1,695	)(H)	—
	—	—	(276,861	)(L)	—	(276,861	)(L)	—
Shareholders’ equity	5,000	1,963,650	905,252		2,873,902	59,252		2,027,902
Total liabilities and shareholders’ equity	1,107,564	8,333,189	(290,895)		9,149,858	(1,136,895)		8,303,858

See accompanying notes to unaudited pro forma condensed combined financial information.

10

Pro Forma Condensed Combined Statements of Income
For the Six Months Ended June 30, 2020
(Unaudited)
(in thousands, except share and per share data)

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2020			Six Months Ended June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Revenues	$—	$458,902	$—		$458,902	$—		$458,902
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	96,579	—		96,579	—		96,579
General and administrative expenses	2,062	57,767	(2,062	)(AA)	56,582	2,062	(AA)	56,582
	—	—	(1,185	)(BB)	—	(1,185	)(BB)	—
Depreciation	—	29,641	—		29,641	—		29,641
Amortization of intangible assets	—	167,027	—		167,027	—		167,027
Total expenses	2,062	351,014	(3,247)		349,829	(3,247)		349,829
Operating (loss) income	(2,062)	107,888	(3,247)		109,073	(3,247)		109,073
Interest earned on marketable securities held in Trust Account	(4,216)	—	4,216	(AA)	—	4,216	(AA)	—
Unrealized loss on marketable securities held in Trust Account	6	—	(6	)(AA)	—	(6	)(AA)	—
Interest expense	—	177,015	(52,552	)(CC)	183,191	(52,552	)(CC)	183,191
	—	—	39,000	(DD)	—	39,000	(DD)	—
	—	—	19,728	(EE)	—	19,728	(EE)	—
Interest income	—	(148)	—		(148)	—		(148)
Net Income (loss) before income taxes	2,148	(68,979)	(7,139)		(73,970)	(7,139)		(73,970)
Provision (benefit) for income taxes	451	(10,139)	(1,663	)(FF)	(11,351)	(1,663	)(FF)	(11,351)
Net income (loss)	1,697	(58,840)	(5,476)		(62,619)	(5,476)		(62,619)
Weighted average shares outstanding – basic and diluted	30,397,160	10	656,352,830	(GG)	686,750,000	571,782,330	(GG)	602,179,500
Net loss per share – basic and diluted	$(0.03)	$(5,884,000)			$(0.09)			$(0.10)

See accompanying notes to unaudited pro forma condensed combined financial information.

11

Pro Forma Condensed Combined Statements of Income
For the Year Ended December 31, 2019
(Unaudited)
(in thousands, except share and per share data)

	For the Period from October 30, 2019 (inception) through December 31, 2019	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Revenues	$—	$982,901	$—		$982,901	$—		$982,901
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	149,607	—		149,607	—		149,607
General and administrative expenses	1	75,225	(1	)(AA)	75,225	(1	)(AA)	75,225
Depreciation	—	55,807	—		55,807	—		55,807
Amortization of intangible assets	—	334,053	—		334,053	—		334,053
Total expenses	1	614,692	(1)		614,692	(1)		614,692
Operating income (loss)	(1)	368,209	1		368,209	1		368,209
Interest expense	—	376,346	(112,994	)(CC)	380,808	(112,994	)(CC)	380,808
			78,000	(DD)		78,000	(DD)
			39,456	(EE)		39,456	(EE)
Interest income	—	(196)	—		(196)	—		(196)
Gain on repurchase and cancellation of Notes	—	(18,450)	18,450	(CC)	—	18,450	(CC)	—
Net Income (loss) before income taxes	(1)	10,509	(22,911)		(12,403)	(22,911)		(12,403)
Provision (benefit) for income	—	799	(5,338	)(FF)	(4,539)	(5,338	)(FF)	(4,539)
taxes
Net income (loss)	(1)	9,710	(17,573)		(7,864)	(17,573)		(7,864)
Weighted average shares outstanding – basic and diluted	25,000,000	10	661,749,990	(GG)	686,750,000	577,179,490	(GG)	602,179,500
Net income (loss) per share – basic and diluted	$(0.00)	$ 971,000			$(0.01)			$(0.01)

See accompanying notes to unaudited pro forma condensed combined financial information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Churchill will be treated as the “acquired” company for financial reporting purposes with MultiPlan Parent determined to be the accounting acquiror. This determination was primarily based on MultiPlan Parent Owners being the majority stockholders and holding majority voting power in the combined company, MultiPlan Parent’s senior management comprising the majority of the senior management of the combined company, and the ongoing operations of MultiPlan Parent comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MultiPlan Parent issuing shares for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June  30, 2020 assumes that the Transactions occurred on June  30, 2020. The unaudited pro forma condensed combined statements of income for the six months ended June  30, 2020 and for the year ended December 31, 2019 present the pro forma effect of the Transactions as if they had been completed on January 1, 2019. These periods are presented on the basis of the Company as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using and should be read in conjunction with the following:

•	Churchill’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in the proxy statement; and

•	MultiPlan Parent’s unaudited condensed consolidated balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in the proxy statement.

The unaudited pro forma condensed combined statements of income for the six months ended June  30, 2020 and for the year ended December 31, 2019 have been prepared using and should be read in conjunction with the following:

•	Churchill’s audited statement of income and comprehensive income for the year ended December 31, 2019 and the related notes and Churchill’s unaudited statement of income and comprehensive income for the six months ended June 30, 2020, included elsewhere in the proxy statement; and

•	MultiPlan Parent’s audited consolidated statements of income and comprehensive income for the year ended December 31, 2019 and the related notes and MultiPlan Parent’s unaudited condensed consolidated statements of loss and comprehensive loss for the six months ended June 30, 2020, included elsewhere in the proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Management is currently finalizing certain equity agreements for the combined company. As these agreements are preliminary and not yet executed, management has not included a pro forma adjustment to reflect these equity agreements because such amounts are not known and not deemed factually supportable. It is currently anticipated that up to 85,850,000 shares of Churchill’s Class A common stock will be reserved for future issuance under equity incentive plans as of the Closing Date.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that MultiPlan Parent believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Churchill believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

13

2. Adjustments and Assumptions to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of income are not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of the future consolidated results operations of the combined company. The unaudited pro forma condensed combined financial information is based upon historical financial statements of the companies and should be read in conjunction with their historical financial statements.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (a) directly attributable to the Transactions, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the results of the combined company. MultiPlan Parent and Churchill have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of income are based upon the number of shares outstanding, assuming the Transactions occurred on January 1, 2019. As the Transactions, including related proposed equity purchases, are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entire period presented. If the maximum number of shares of common stock of Churchill are redeemed, this calculation would need to be retroactively adjusted to eliminate such shares for the entire periods.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June  30, 2020 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in the Churchill trust account that becomes available in connection with the Transactions.

(B)	Reflects the settlement of deferred underwriters’ fees incurred during the Churchill IPO due upon completion of the Transactions.

(C)	Reflects adjustments related to the payment of the anticipated transaction costs by Churchill including, but not limited to, advisory fees, legal fees and registration fees. These costs resulted in a reduction of cash of $38 million, offset by the following adjustments:

•	$26 million decrease in contributed capital for the costs directly attributable to the offering of equity securities in connection with the Transactions;

•	$10.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.4 million decrease in accounts payable for any previously incurred transaction costs.

14

(D)	Reflects adjustments related to the payment of anticipated transaction costs by MultiPlan Parent including, but not limited to, advisory fees, legal fees, transaction bonuses and registration fees, adjusted for additional transaction costs incurred by MultiPlan Parent. These costs resulted in a reduction of cash of $51.8 million, offset by the following adjustments:

•	$20 million decrease in contributed capital for the costs directly attributable to the offering of equity securities;

•	$30.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.2 million decrease in accounts payable for any previously incurred transaction costs.

(E)	Reflects 132.1 million Common PIPE Shares with a par value of $13.2 thousand and 6.5 million attached Common PIPE Warrants purchased by certain investors for $1,300.0 million.

(F)	Reflects the issuance of the Convertible Notes in the aggregate principal amount of $1,300.0 million, net of $32.5 million of original issue discount. The issuance results in the following adjustments:

•	$1,056.3 million increase in long-term debt, offset by an original issue discount of $32.5 million; and

•	$186.9 million increase in contributed capital for the cash conversion feature of the debt agreement, net of a $56.8 million increase in deferred income tax liabilities.

(G)	Reflects the reduction in cash in connection with the redemption of the Senior PIK Toggle Notes in full with the following adjustments:

•	$1,178.7 million reduction in long-term debt, offset by a proportional write-down of $13.5 million of unamortized deferred issuance costs and debt discount;

•	$8.3 million reduction in accrued interest; and

•	$37.1 million comprised of a $23.6 million make-whole premium related to early prepayment of Senior PIK Toggle Notes and $13.5 million related to a loss on extinguishment for the difference between the net carrying amount of the debt and the reacquisition price.

(H)	Elimination of Churchill’s retained earnings, which is inclusive of historical retained earnings.

(I)	Reflects the reclassification of Churchill common stock subject to possible redemption to permanent equity (common stock and contributed capital) assuming no redemptions, and the conversion of 27,500,000 outstanding shares of Churchill’s Class B common stock with a par value of $2.8 thousand to shares of Churchill’s Class A common stock on a one-for-one basis..

(J)	Reflects the issuance of an unsecured promissory note in the principal amount of $1.5 million to the Sponsor, and the simultaneous conversion at the option of the Sponsor into 1.5 million Working Capital Warrants.

(K)	Reflects the payment of the Closing Cash Consideration of $1,521.0 million to MultiPlan Parent Owners and the payment of the Closing Share Consideration of 415,700,000 new shares of Churchill’s Class A common stock with a par value of $41.6 thousand to the MultiPlan Parent Owners.

(L)	Reflects the immediate vesting of the Class B Unit awards upon the occurrence of a definitive liquidity event. The amount represents the acceleration of unvested awards outstanding as of June 30, 2020, as well as the additional value received by the holders of the awards in connection with the Merger Agreement.

(M)	Reflects the issuance of 1,500,000 shares of Churchill’s Class A common stock with a par value of $1.5 thousand to KG in partial payment of the placement fee.

(N)	Reflects the withdrawal of funds from the Churchill trust account and cash on hand to fund the redemption of the 84.6 million Churchill public shares (calculated as 110.0 million public shares outstanding less 25.4 million Covered Shares that will not be redeemed due to the Non-Redemption Agreements) for their pro rata share at an assumed redemption price of $10.00 per share. The actual redemption amount per share may be more or less than $10.00 per share and will be calculated based on the amount of funds in the trust account in accordance with Churchill’s certificate of incorporation.

15

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

The pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2019 and the six months ended June  30, 2020 are as follows:

(AA)	Reflects the elimination of Churchill historical operating costs, interest income and unrealized gain on the trust account and related tax impacts that would not have been incurred had the Transactions been consummated on January 1, 2019. The operating costs eliminated included the transaction expenses related to the Transactions incurred in the six months ended June 30, 2020.

(BB)	Elimination of transaction expenses incurred by MultiPlan Parent related to the Transactions incurred in the six month period June 30, 2020.

(CC)	Reflects the reduction in interest expense related to redemption and satisfaction and discharge of the Senior PIK Toggle Notes and the elimination of the gain on repurchase and cancellation of Senior PIK Toggle Notes that was recognized by MultiPlan Parent in 2019.

(DD)	Reflects the increase in interest expense related to the $1,300.0 million of Convertible Notes issued by Churchill assuming cash interest of 6%.

(EE)	Reflects the amortization of the 2.5% original issue discount on $1,300.0 million of Convertible Notes and the bifurcated cash conversion feature on a straight-line basis over the seven years from issuance to maturity.

(FF)	Adjustments to the unaudited pro forma condensed combined statements of income have been made to reflect the income tax expense for the items described in (AA) through (EE) above, calculated at the U.S. federal statutory rate of 21% and the blended state rate of 2.3%.

(GG)	Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares outstanding.

	Assuming No Redemptions		Assuming Maximum Redemption
	Six Months Ended June 30, 2020	Twelve Months Ended December 31, 2019	Six Months Ended June 30, 2020	Twelve Months Ended December 31, 2019
Share issuance to the MultiPlan Parent Owners	415,700,000	415,700,000	415,700,000	415,700,000
Share issuance to purchasers of the Common PIPE Shares	132,050,000	132,050,000	132,050,000	132,050,000
Shares previously issued to Churchill’s Sponsor .	27,500,000	27,500,000	27,500,000	27,500,000
Shares previously issued to Churchill public shareholders	110,000,000	110,000,000	110,000,000	110,000,000
Maximum redemption			(84,570,500)	(84,570,500)
Shares issued in payment of placement fee to Churchill’s Sponsor	1,500,000	1,500,000	1,500,000	1,500,000
Shares issued and redeemed as part of the Transactions	686,750,000	686,750,000	602,179,500	602,179,500

The earnings per share amounts exclude the anti-dilutive impact from the following securities:

16

•	the 27,500,000 warrants sold during the Churchill IPO that will be converted in the Mergers into warrants to purchase up to a total of 27,500,000 shares of Churchill’s Class A common stock, which are exercisable at $11.50 per share;

•	the 23,000,000 private placement warrants sold to Churchill’s Sponsor concurrently with the Churchill IPO that will be converted in the Mergers into warrants to purchase up to a total of 23,000,000 shares of Churchill’s Class A common stock. The private placement warrants are exercisable at $11.50 per share. 4.8 million of these private placement warrants are subject to vesting only when a $12.50 stock price level is achieved; and

•	the shares of Churchill Class A common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.

17

Exhibit 99.4

For Immediate Release

August 17, 2020

Churchill Capital Corp III Invites Investors to Attend MultiPlan Management’s Webcast/Call to Discuss Updated Business Outlook, Second Quarter 2020 Results and Business Combination Update

•	MultiPlan to provide Q2 2020 results and improved outlook for 2020

•	MultiPlan to reiterate comfort with the 2021 forecast for the Company

•	Churchill reaffirms that it expects MultiPlan transaction to close by the end of October 2020

NEW YORK, NY — August 17, 2020 — Churchill Capital Corp III (“Churchill”) (NYSE: CCXX), a public investment vehicle, announced today that, in light of the pending business combination announced on July 12, 2020 between Churchill and MultiPlan, Inc. (“MultiPlan” or the “Company”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, Churchill investors are invited to attend MultiPlan’s webcast/call to discuss its second quarter 2020 results and receive an update on the pending business combination on Tuesday, August 18, 2020 at 4:15 p.m. Eastern Time.

MultiPlan will address a number of topics on the call, including results for the second quarter of 2020, and its updated outlook for 2020 revenues and adjusted EBITDA. MultiPlan will also reiterate comfort with the 2021 forecast for the Company.

In addition, MultiPlan management will provide its latest views on the U.S. healthcare market, the regulatory landscape and MultiPlan’s strong position as it relates to such matters.

Churchill has a high degree of certainty around closing the transaction based on the PIPE subscription agreements, non-redemption agreements and voting agreements entered into at the announcement of the transaction, and expects to meet all conditions to close by the end of October 2020.

Webcast/ Call Information

Investors interested in accessing the live webcast can sign in by clicking on the event link https://event.on24.com/wcc/r/2593256/3884101533588E5B29FBF21A37613D63.

A telephonic replay of the call can be accessed through September 1, 2020 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 8891177.

For Immediate Release

August 17, 2020

About Churchill Capital Corp III

Churchill Capital Corp III is a public investment vehicle formed for the purpose of effecting a merger, acquisition, or similar business combination. Churchill III was founded by a group of leading current and former business and financial leaders. Churchill III’s securities are traded on the New York Stock Exchange under ticker symbols CCXX, CCXX. WS and CCXX.U. The Company raised $1.1 billion of cash proceeds in an initial public offering in February 2020. Churchill’s first public equity investment company, Churchill Capital Corp, led by Jerre Stead, merged with Clarivate Analytics, a leading provider of comprehensive intellectual property and scientific information, analytical tools, and services in May 2019. Churchill Capital Corp II and Churchill Capital Corp IV are actively pursuing initial business combination targets in any business or industry. For more information, visit iii.churchillcapitalcorp.com

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Churchill, MultiPlan or the combined company after completion of the proposed business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements.

For Immediate Release

August 17, 2020

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of Churchill or other conditions to closing in the merger agreement; the ability to meet applicable listing standards following the consummation of the transactions contemplated by the merger agreement; the risk that the proposed transaction disrupts current plans and operations of MultiPlan as a result of the announcement and consummation of the transactions contemplated by the merger agreement; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the proposed business combination; changes in applicable laws or regulations; the possibility that Churchill, MultiPlan or the combined company may be adversely affected by other political, economic, business, and/or competitive factors; the impact of COVID-19 and its related effects on Churchill, MultiPlan or the combined company’s projected results of operations, financial performance or other financial metrics; the ability to achieve the goals of MultiPlan’s enhance / extend / expand strategy and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; pending or potential litigation associated with the proposed business combination; and other risks and uncertainties indicated from time to time in the preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 31, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed with SEC by Churchill. Forward-looking statements speak only as of the date made and, except as required by law, Churchill and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill filed a preliminary proxy statement with the SEC on July 31, 2020. Churchill intends to file other relevant material, including a definitive proxy statement with the SEC. Stockholders are urged to read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, and any other documents filed with the SEC in connection with the proposed business combination or incorporated by reference in the preliminary proxy statement or the definitive proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

For Immediate Release

August 17, 2020

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill in favor of the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill in connection with the proposed business combination is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill’s executive officers and directors in Churchill’s filings with the SEC, including Churchill’s final prospectus for its initial public offering.

Contacts:

Media Inquiries:	Steven Lipin or Felipe Ucros, Gladstone Place Partners, 212-230-5930

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